                                                                    EXHIBIT 4.2

===============================================================================


                            REIMBURSEMENT AGREEMENT

                                  dated as of

                                  May 1, 2000

                                     among

                             DELTA AIR LINES, INC.,

                        COMMERZBANK AG, New York Branch
                (in its capacity as Agent and the Fronting Bank)

                                      and

                          THE LENDERS DESCRIBED HEREIN

                    ---------------------------------------

                                Relating to the

                                  $415,000,000
                           Letter of Credit Facility

                                  Arranged by

                        COMMERZBANK AG, New York Branch

                    ---------------------------------------

===============================================================================

                               TABLE OF CONTENTS


                                                                                                                Page
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
Section 1.        Definitions and Accounting Terms................................................................1

         1.01     Definitions.....................................................................................1
         1.02     Interpretation.................................................................................11

Section 2.        Issuance of Letters of Credit; Payments, Etc...................................................11

         2.01     Issuance of Letters of Credit..................................................................11
         2.02     Reimbursements; Advances.......................................................................11
         2.03     Type of Advance; Conversion; Interest Periods; Payment of Interest; Prepayment; Breakage.......12
         2.04     Fees; Expenses.................................................................................14
         2.05     Increased Costs; Reduced Rate of Return........................................................15
         2.06     Increased Costs, Illegality, etc...............................................................17
         2.07     Manner of Payment; Late Payments...............................................................19
         2.08     Evidence of Debt...............................................................................19
         2.09     Obligations Unconditional......................................................................19
         2.10     Reduction of Commitments.......................................................................20
         2.11     Extension of Scheduled Expiration Date.........................................................20
         2.12     Change in Control..............................................................................20
         2.13     Application of Amounts Received from Applicable Bond Trustee or Applicable Tender Agent........21

Section 3.        Conditions Precedent...........................................................................21

         3.01     Agreement......................................................................................21
         3.02     Letters of Credit..............................................................................22

Section 4.        Representations and Warranties.................................................................23

         4.01     Organization; Powers...........................................................................23
         4.02     Authorization; No Violation....................................................................23
         4.03     Enforceability.................................................................................23
         4.04     Financial Statements...........................................................................24
         4.05     Litigation.....................................................................................24
         4.06     Business; Status as Air Carrier................................................................24
         4.07     Funded Debt....................................................................................24
         4.08     Title to Properties, Etc.......................................................................25
         4.09     Tax Returns and Payments.......................................................................25
         4.10     Use of Proceeds................................................................................25
         4.11     Subsidiaries...................................................................................25
         4.12     ERISA..........................................................................................25
         4.13     Environmental Matters..........................................................................25


                                      (i)

                                                                                                                Page
                                                                                                                ----

Section 5.        Covenants......................................................................................26

         5.01     No Merger or Sale of Assets....................................................................26
         5.02     Leases.........................................................................................26
         5.03     Debt...........................................................................................26
         5.04     Liens..........................................................................................27
         5.05     Insurance......................................................................................27
         5.06     Payment of Taxes...............................................................................28
         5.07     Financial Statements...........................................................................28
         5.08     Maintenance of Equipment.......................................................................29
         5.09     Inspection.....................................................................................29
         5.10     Security.......................................................................................29
         5.11     Notice of Any Default or Event of Default......................................................29
         5.12     ERISA Reporting Requirements...................................................................29
         5.13     Ratings........................................................................................29

Section 6.        Events of Default; Remedies....................................................................29

         6.01     Events of Default..............................................................................29
         6.02     Remedies.......................................................................................31

Section 7.        Intercreditor Arrangements.....................................................................32

         7.01     Fronting Bank Interests........................................................................32
         7.02     Payments.......................................................................................34
         7.03     Adjustment of Commitments......................................................................35
         7.04     Notices to the Lenders.........................................................................35

Section 8.        The Agent......................................................................................35

         8.01     Appointment....................................................................................36
         8.02     Nature of Duties...............................................................................36
         8.03     Lack of Reliance on Agent......................................................................36
         8.04     Certain Rights of the Agent....................................................................36
         8.05     Reliance.......................................................................................37
         8.06     Indemnification................................................................................37
         8.07     The Agent in its Individual Capacity...........................................................37
         8.08     Resignation by the Agent.......................................................................38
         8.09     Arranger.......................................................................................38

Section 9.        Miscellaneous..................................................................................38

         9.01     Indemnification................................................................................38
         9.02     Right of Setoff................................................................................39
         9.03     Notices........................................................................................39
         9.04     Successors and Assigns.........................................................................40
         9.05     No Waiver; Remedies Cumulative.................................................................42
         9.06     Payments Pro Rata..............................................................................43
         9.07     Governing Law; Submission to Jurisdiction; Venue...............................................43
         9.08     Amendment or Waiver............................................................................43
         9.09     Termination of Letters of Credit; Survival.....................................................44


                                     (ii)

                                                                                                                Page
                                                                                                                ----

         9.10     Entire Agreement...............................................................................44
         9.11     Counterparts...................................................................................44
         9.12     Severability...................................................................................44
         9.13     Nature of Duties...............................................................................44
         9.14     Fronting Bank Cooperation......................................................................45

Exhibits

Exhibit A       Form of Notice of Issuance
Exhibit B       Form of Assignment and Acceptance
Exhibit C       Form of Letter of Credit

Schedules

Schedule 4.07   Funded Debt; Secured Obligations
Schedule 4.11   Subsidiaries of Delta Air Lines, Inc.
Schedule 5.03   Guaranty Liabilities


                                     (iii)

                  REIMBURSEMENT AGREEMENT, dated as of May 1, 2000, by and among DELTA AIR LINES, INC., a Delaware corporation (the "Borrower"), COMMERZBANK AG ("Commerzbank"), acting through its New York Branch, as issuer of the hereinafter defined Letters of Credit (the "Fronting Bank"), the financial institutions listed on the signature pages hereof under the caption "Lenders" (together with each financial institution which becomes a "Lender" pursuant to Section 9.04 hereof, individually, a "Lender" and, collectively, the "Lenders"), COMMERZBANK, acting in the manner and to the extent described in Section 8 (in such capacity and together with any successor appointed pursuant to Section 8.01, the "Agent"), and COMMERZBANK, acting as arranger (in such capacity, the "Arranger").

                                  WITNESSETH:

                  WHEREAS, the Borrower has requested, and the Agent, the Fronting Bank and the Lenders have agreed, to make available to the Borrower a letter of credit facility in the aggregate stated amount of $415,000,000 upon the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the commitments made hereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1.        Definitions and Accounting Terms.

                  1.01 Definitions. The following terms as used in this Agreement shall have the following meanings, unless the context otherwise requires:

                  "Advance" or "Advances" shall have the meanings provided in
Section 2.02(a).

                  "Advance Repayment Date" shall have the meaning provided in
Section 2.02(a)

                  "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agent" shall have the meaning provided in the introductory paragraph of this Agreement.

                  "Agreement" shall mean this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Airline Subsidiary" shall mean Comair, Inc., Atlantic Southeast Airlines, Inc. and any other Subsidiary of the Borrower holding an airline operating certificate issued by the U.S. Federal Aviation
Administration under FAR Part 121.

                  "Alternate Base Rate" shall mean for any day, a rate per annum equal to the higher of (i) the Prime Lending Rate for such day or (ii) the Federal Funds Rate for such day plus one-half percent (0.5%).

                   "Alternate Base Rate Advance" shall mean any Advance while it accrues interest at the Alternate Base Rate.

                  "Applicable Bond Trustee" shall mean, with respect to a series of Bonds, the trustee appointed from time to time by the issuer of such Bonds to act as the trustee for the holders of such Bonds.

                  "Applicable Fee" shall mean for any day the amount set forth in the table below under the rating category applicable to the Borrower's senior unsecured long-term public debt as rated by S&P ("S&P Rating") and Moody's ("Moody's Rating"; each of the S&P Rating and the Moody's Rating referred to herein as a "Rating") on such day:


Senior Unsecured Debt           Level 1           Level 2           Level 3           Level 4          Level 5
Ratings (S&P's rating
followed by Moody's rating)     BBB+ or higher    BBB or Baa2       BBB- or Baa3      BB+ or Ba1       BB or lower or
                                or Baa1 or                                                             Ba2 or lower
                                higher

Applicable Fee                      .625%              .75%             .875%            1.25%             1.50%


The Agent shall determine the Applicable Fee from time to time in accordance with the above table and notify the Borrower, the Fronting Bank and the Lenders of such determination from time to time. In the event the S&P Rating and the Moody's Rating correspond to different levels on the respective table resulting in different Applicable Fee determinations, the following provisions shall apply. In the event the S&P Rating and the Moody's Rating differ by one level, the Applicable Fee shall be that corresponding to the higher Rating. For example, a "BBB+" S&P Rating and a "Baa2" Moody's Rating would result in an Applicable Fee equal to 0.625%. In the event the S&P Rating and the Moody's Rating differ by two levels, the Applicable Fee shall be that corresponding to that level which is in between the two applicable levels. For example, a "BBB" S&P Rating and a "Ba1" Moody's Rating would result in an Applicable Fee equal to 0.875%. In the event the S&P Rating and the Moody's Rating differ by three levels, the Applicable Fee shall be that corresponding to the level immediately below the higher of such Ratings. For example, a "BBB+" S&P Rating and a "Ba1" Moody's Rating would result in an Applicable Fee equal to 0.75%. In the event the S&P Rating and the Moody's Rating differ by four levels (i.e. a ratings split between level 1 and level 5), the Applicable Fee shall be that corresponding to level 4. For example, a "BBB+" S&P Rating and a "Ba2" Moody's Rating would result in an Applicable Fee equal to 1.25%. In the event only one rating agency exists or continues rating the Borrower's long term senior unsecured debt, such agency's rating shall be used for purposes of the respective table. In the event: (i) neither agency exists or continues rating the Borrower's long-term senior unsecured debt or (ii) the Borrower no longer has any outstanding long term senior unsecured debt to be rated, the Applicable Fee for the first 90 days after such occurrence shall be the Applicable Fee in effect as determined using the above immediately prior to such occurrence. During such 90-day period, the Agent and the Borrower shall negotiate in good faith to agree upon a new pricing grid or other appropriate pricing terms. Any such new grid or pricing terms shall be approved by the Fronting Bank and all of the Lenders. In the event the Agent, the Borrower, the Fronting Bank and all of the Lenders cannot agree upon such new pricing grid or pricing terms by the end of such 90-day period, the

Applicable Fee shall be that corresponding to level 3 of the above table for the remainder of the term of this Agreement. Any necessary adjustment in the Applicable Fee pursuant to the terms hereof shall become effective immediately upon any change in a Rating.

                  "Applicable Indenture" shall mean, with respect to a series of Bonds, the indenture, indenture of trust or trust agreement pursuant to which such Bonds were issued.

                  "Applicable Law" shall mean, with respect to any Person, all provisions of statutes, rules, regulations and orders of any Governmental Authority applicable to such Person, and all orders and decrees of all courts and arbitrators which are binding on such Person.

                  "Applicable Margin" shall mean, with respect to any Advance and for any day during which such Advance is outstanding, the percentage amount set forth in the table below opposite the applicable period during which such day occurs and under the rating category applicable to the Borrower's S&P Rating and Moody's Rating for such day:


Senior Unsecured Debt           Level 1           Level 2           Level 3           Level 4          Level 5
Ratings (S&P's rating
followed by Moody's rating)     BBB+ or higher    BBB or Baa2       BBB- or Baa3      BB+ or Ba1       BB or lower or
                                or Baa1 or                                                             Ba2 or lower
                                higher

For Eurodollar Rate
  Advances

Up to and including 90 days          .75%             .875%             1.00%           1.375%            1.625%

91 to 180 days                      1.00%            1.125%             1.25%           1.625%            1.875%

More than 180 days                  1.25%            1.375%             1.50%           1.875%            2.125%

For Alternate Base
Rate Advances

Up to and including 90 days            0%                0%                0%            .375%             .625%

91 to 180 days                         0%             .125%              .25%            .625%             .875%

More than 180 days                   .25%             .375%              .50%            .875%            1.125%


The Agent shall determine the Applicable Margin from time to time in accordance with the above table and notify the Borrower, the Fronting Bank and the Lenders of such determination from time to time. In the event the S&P Rating and the Moody's Rating correspond to different levels on the respective table resulting in different Applicable Margin determinations, the following provisions shall apply. In the event the S&P Rating and the Moody's Rating differ by one level, the Applicable Margin shall be that corresponding to the higher Rating. For example, a "BBB+" S&P Rating and a "Baa2" Moody's Rating would result in an Applicable Margin for an Advance that has been outstanding for 95 days and which is then bearing interest at a

Eurodollar Rate equal to 1.00%. In the event the S&P Rating and the Moody's Rating differ by two levels, the Applicable Margin shall be that corresponding to that level which is in between the two applicable levels. For example, a "BBB" S&P Rating and a "Ba1" Moody's Rating would result in an Applicable Margin for an Advance that has been outstanding for 95 days and which is then bearing interest at a Eurodollar Rate equal to 1.25%. In the event the S&P Rating and the Moody's Rating differ by three levels, the Applicable Margin shall be that corresponding to the level immediately below the higher of such Ratings. For example, a "BBB+" S&P Rating and a "Ba1" Moody's Rating would result in an Applicable Margin for an Advance that has been outstanding for 95 days and which is then bearing interest at a Eurodollar Rate equal to 1.125%. In the event the S&P Rating and the Moody's Rating differ by four levels (i.e. a ratings split between level 1 and level 5), the Applicable Margin shall be that corresponding to level 4. For example, a "BBB+" S&P Rating and a "Ba2" Moody's Rating would result in an Applicable Margin for an Advance that has been outstanding for 95 days and which is then bearing interest at a Eurodollar Rate equal to 1.625%. In the event only one rating agency exists or continues rating the Borrower's long term senior unsecured debt, such agency's rating shall be used for purposes of the respective table. In the event: (i) neither agency exists or continues rating the Borrower's long-term senior unsecured debt or (ii) the Borrower no longer has any outstanding long term senior unsecured debt to be rated, the Applicable Margin for the first 90 days after such occurrence shall be the Applicable Margin in effect as determined using the above immediately prior to such occurrence. During such 90-day period, the Agent and the Borrower shall negotiate in good faith to agree upon a new pricing grid or other appropriate pricing terms. Any such new grid or pricing terms shall be approved by the Fronting Bank and all of the Lenders. In the event the Agent, the Borrower, the Fronting Bank and all of the Lenders cannot agree upon such new pricing grid or pricing terms by the end of such 90-day period, the Applicable Margin shall be that corresponding to level 3 of the above table for the remainder of the term of this Agreement. Any necessary adjustment in the Applicable Margin pursuant to the terms hereof shall become effective immediately upon any change in a Rating.

                  "Applicable Tender Agent" shall mean, with respect to a series of Bonds, the tender agent appointed from time to time in accordance with the Applicable Indenture to act as the tender agent for such Bonds.

                  "Applicable Termination Date" shall mean, with respect to a Letter of Credit, the Termination Date for such Letter of Credit.

                  "Arranger" shall have the meaning provided in the introductory paragraph of this Agreement.

                  "Assignment and Acceptance" shall mean an agreement in the form of Exhibit B hereto, executed by the assigning Lender, the assignee and other parties as contemplated thereby, if any.

                  "Bonds" shall mean one or more of a series of variable rate tax-exempt bonds to be issued by any governmental or conduit entity on behalf of, and for the benefit of, the Borrower.

                  "Bond Documents" shall mean, with respect to a series of Bonds, any indenture, trust agreement, bond, loan agreement, lease agreement (but only leases under which (i) rentals equal to principal, interest and premium, if applicable, on the Bonds are to be paid or (ii) additional payments which correspond to payments under this Agreement are to be paid), remarketing agreement, tender agent agreement, authentication agent agreement, bond purchase agreement and other documentation related to such Bonds, the proceeds of such Bonds, the sale of such Bonds and the remarketing of such Bonds.

                  "Borrower" shall have the meaning provided in the introductory paragraph of this Agreement.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Advances, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

                  "Change in Control" shall be deemed to have occurred if (i) any Person or two (2) or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) during any period up to twelve (12) consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twelve (12) month period were directors of the Borrower shall cease for any reason (other than death, mental or physical disability, or retirement) to constitute a majority of the board of directors of the Borrower.

                  "Change in Control Collateral" shall have the meaning provided in Section 2.12.

                  "Code" shall mean the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder.

                  "Collateral" shall have the meaning provided in Section
6.02(a).

                  "Commerzbank" shall have the meaning provided in the introductory paragraph of this Agreement.

                  "Commitment" shall mean, when used with reference to any Lender on any date of determination, the maximum amount of such Lender's payment obligation (or, if no further payment obligation exists, the maximum amount of such Lender's reimbursement right) under Section 7 as set forth opposite the name of such Lender on the Register maintained by the Agent (and, in the case of each initial Lender, as set forth opposite such Lender's signature to this Agreement under the caption "Commitment"), as the same may have been reduced or terminated through the date of determination pursuant to Sections 2.10, 7.03 and 9.09 hereof or by assignment pursuant to Section 9.04 hereof.

                  "Commitment Termination Date" shall have the meaning provided in Section 2.04(b).

                   "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Convertible Subordinated Debt" shall mean any debt of the Borrower convertible into shares of any or all classes of stock of the Borrower and containing, or issued under agreements or indentures containing, provisions effectively subordinating the same to the debt created by this Agreement.

                  "Current Debt" shall mean any obligation for borrowed money (including notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof.

                  "Date of Issuance" shall have the meaning provided in the defined term "Notice of Issuance."

                  "Default" shall mean an event, act or occurrence which, with the giving of notice or the lapse of time (or both), would become an Event of Default.

                  "Default Rate" shall mean, with respect to any day, a rate of interest per annum equal to one quarter of one percent (.25%) in excess of the Alternate Base Rate in effect for such day (computed on the basis of a 360-day year and actual days elapsed).

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing" shall mean, with respect to a Letter of Credit, a drawing made thereunder by the beneficiary thereof in accordance with its terms.

                  "Effective Date" shall have the meaning provided in Section 3.01.

                  "Equity" shall mean the sum of: (i) the par value (or value stated on the books of the Borrower) of the capital stock of all classes of the Borrower (other than the Borrower's Series B ESOP Convertible Preferred Stock),
(ii) the amount of additional paid-in capital and reinvested earnings of the Borrower, (iii) the amount of taxes deferred and unamortized investment tax credits under Sections 167 and 168 of the Internal Revenue Code or similar provisions of any applicable tax law and carried on the balance sheet under those captions, (iv) the amount of any gain on the sale and leaseback of assets which is deferred pursuant to GAAP, (v) the principal amount of any Convertible Subordinated Debt outstanding, (vi) the amount of any post-retirement benefits (other than pensions) of the Borrower accrued in accordance with the Statement of Financial Accounting Standards No. 106 (Financial Accounting Standards Board
1990) and GAAP and classified as long term liabilities on the balance sheet of the Borrower, and (vii) the difference between (a) the stated and liquidation value of the Borrower's

Series B ESOP Convertible Preferred Stock and (b) the unearned compensation under the Borrower's employee stock ownership plan; minus (viii) the unrealized loss on noncurrent marketable equity securities, net of any deferred tax benefits, and minus (ix) treasury stock at cost.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

                  "Eurocurrency Reserve Period" shall have the meaning provided in Section 2.06(c).

                  "Eurodollar Rate" shall mean, with respect to an Advance during a specified Interest Period, the offered rate in the London interbank market for deposits in United States dollars of amounts equal or comparable to the principal amount of such Advance offered for a term comparable to such Interest Period, as currently shown on the Reuters Screen LIBO page as of 11:00 a.m., GMT, two Business Days prior to the first day of such Interest Period; provided, however, that (A) if more than one offered rate as described above appears on the Reuters Screen LIBO page, the rate used to determine the Eurodollar Rate will be the arithmetic average (rounded upward, if necessary, to the next higher 1/1000 of 1%) of such offered rates, or (B) if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1 /1000 of 1%) of rates quoted by the Fronting Bank at approximately 10:00 a.m., New York time, two Business Days prior to the first day of such Interest Period for deposits in United States dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Advance. If the Agent ceases to use the Reuters Screen LIBO page for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

                  "Eurodollar Rate Advance" shall mean any Advance while it accrues interest at the Eurodollar Rate.

                  "Event of Default" shall have the meaning provided in Section
6.01 hereof.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be the rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by three independent funds brokers on such day for similar transactions as determined by the Agent.

                  "Fee Letter" shall mean that certain letter agreement, dated February 22, 2000, between the Borrower and Commerzbank, regarding certain fees.

                  "Financing Documents" shall mean this Agreement, the Letters of Credit, the Fee Letter and each Notice of Issuance.

                  "Fronting Bank" shall have the meaning provided in the introductory paragraph of this Agreement.

                  "Fronting Bank Interests" shall have the meaning provided in
Section 7.01(a) hereof.

                  "Fronting Bank Share" shall have the meaning provided in
Section 7.02(a).

                  "Funded Debt" shall mean any obligation for borrowed money or the deferred purchase price of property, or any obligation arising under a capital lease, other than Convertible Subordinated Debt, payable more than one year from the date of the creation thereof which, under GAAP in effect from time to time, is shown on the balance sheet of the obligor as a liability; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one (1) year after the date of the creation of such obligation or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

                  "GAAP" shall mean generally accepted accounting principles in the U.S. applied on a consistent basis, as in effect from time to time.

                  "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or any foreign country.

                  "Indemnitee" shall have the meaning provided in Section
9.01(b).

                  "Indemnitor" shall have the meaning provided in Section
9.01(b).

                  "Interest Period" shall have the meaning provided in Section 2.03(b).

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Rate Advance, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Advance.

                  "Lender" shall have the meaning provided in the introductory paragraph of this Agreement and shall not include Participants; and references to "its Lenders" and any other similar expression shall mean, with respect to the Fronting Bank, the Lender or Lenders, if any, to whom the Fronting Bank has assigned an interest in its Fronting Bank Interests in accordance with the terms hereof.

                  "Letter of Credit" or "Letters of Credit" shall have the meanings provided in Section 2.01.

                  "Liquidity Drawing" shall mean, with respect to a Letter of Credit, a drawing on such Letter of Credit made to pay the purchase price of Bonds tendered at the request of the holders thereof pursuant to the Applicable Indenture.

                  "Losses" shall mean liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees and expenses).

                  "Majority Lenders" shall mean, as of any date of determination, Lenders whose aggregate Percentages on such date represent at least 51% of the Total Commitment on such date.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Moody's Rating" shall have the meaning set forth in the definition of Applicable Fee.

                  "Notice of Conversion" shall have the meaning provided in
Section 2.03(a).

                  "Notice of Issuance" shall mean a completed application in the form attached hereto as Exhibit A which requests the issuance of a Letter of Credit and, in connection therewith specifies, (i) the name and address of the Applicable Bond Trustee; (ii) the Stated Amount thereof, which when added to the Stated Amount of all issued and outstanding Letters of Credit does not exceed $415,000,000; (iii) the scheduled expiration date thereof, which shall be a Business Day not later than the third anniversary of the Date of Issuance thereof; (iv) the date of issuance thereof, which shall be a Business Day not less than five (5) Business Days following the Agent's receipt of such Notice of Issuance (the "Date of Issuance"), provided that such time period shall not commence until the Agent and its counsel are satisfied with the wording of the Letter of Credit and the Bond Documents for the Bonds that are to be secured by such Letter of Credit and, provided further that the Notice of Issuance in connection with the issuance of the first three Letters of Credit issued hereunder shall be delivered at any time on or prior to the Effective Date; and
(v) the delivery instructions for such Letter of Credit.

                  "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any Vice President of Finance of the Borrower.

                  "Official Statement" shall mean, with respect to any Bonds, any preliminary, final or supplemental official statement, prospectus or other similar offering document that is used in connection with the offer, sale and/or remarketing of such Bonds.

                  "Participant" shall mean a Person that acquires a participation in the Fronting Bank's or any Lender's rights under this Agreement pursuant to Section 9.04(f) of this Agreement.

                  "Payment Account" shall mean account number 150/1014901/05USD maintained at Commerzbank AG, New York, New York, ABA number 026-008-044, or such other account as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "Percentage" shall mean for each Lender that percentage (expressed as a decimal) obtained by dividing the amount of such Lender's Commitment by the Total Commitment.

                  "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a business trust or any other entity or organization, including a Governmental Authority.

                  "Prime Lending Rate" shall mean, for any day, the rate established by the Agent at its New York branch from time to time as its "prime" or "reference" lending rate for unsecured commercial loans within the United States, said rate to change on and as of the date of any change in such established rate. The Prime Lending Rate is a reference rate only, and the Agent may make loans from time to time at interest rates above, equal to, or below the Prime Lending Rate.

                  "Rating" shall have the meaning set forth in the definition of Applicable Fee.

                  "Register" shall have the meaning provided in Section
9.04(d).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Reimbursement Amounts" shall have the meaning provided in
Section 7.01(a).

                  "Reimbursement Obligation" shall mean, with respect to each drawing made under any Letter of Credit, the Borrower's obligation to repay the same as provided in Section 2.02.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "S&P Rating" shall have the meaning set forth in the definition of Applicable Fee.

                   "Stated Amount" shall mean, with respect to a Letter of Credit, the stated amount or face amount (including interest coverage as it may increase and decrease from time to time) of such Letter of Credit, which initially shall be the amount set forth in such Letter of Credit, as from time to time increased or decreased in accordance with its terms.

                  "Subsidiary" shall mean any Person a majority (by number of votes) of the outstanding stock or other ownership interests of which is, at the time at which any determination is being made, owned by the Borrower either directly or through Subsidiaries.

                  "Termination Date" shall mean, with respect to a Letter of Credit, the date on which such Letter of Credit terminates in accordance with its terms, which date (or method by which such date is to be determined) shall be set forth in such Letter of Credit and shall not in any case exceed three years from the Date of Issuance.

                  "Total Commitment" shall mean, as of any date of determination, the sum of the Commitment of all Lenders as of such date.

                  "Total Stated Amount" shall mean, as of any date of determination, the sum of the Stated Amount of all outstanding Letters of Credit as of such date.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unutilized Commitment" shall mean, as of any date of determination, the amount obtained by subtracting the Total Stated Amount as of such date from the Total Commitment as of such date.

                  1.02 Interpretation. The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural, and the plural the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, and all regulations promulgated pursuant to, such statutes; (d) references to "writing" include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to the introductory paragraph, recitals, sections (or clauses or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications and supplements to such instruments, but only to the extent that such amendments, modifications or supplements are permitted or not prohibited by the terms of this Agreement; (h) section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose; and (i) references to Persons include their respective permitted successors and assigns.

                  Section 2.        Issuance of Letters of Credit; Payments,
Etc.

                  2.01 Issuance of Letters of Credit. Prior to the Commitment Termination Date, the Fronting Bank hereby agrees, on the terms and subject to the conditions hereinafter set forth and on account of the Borrower, to issue from time to time in favor of each Applicable Bond Trustee a letter of credit, which shall be in substantially the form of Exhibit C (as issued, each, a "Letter of Credit", and, collectively, the "Letters of Credit"), provided that in no event shall (a) the aggregate Stated Amount of the Letters of Credit at any time exceed $415,000,000 and (b) more than eight Letters of Credit be issued hereunder. No Letter of Credit shall have a scheduled expiration date that is later than three years from its Date of Issuance.

                  2.02     Reimbursements; Advances.

                  (a) If the Fronting Bank shall make any payment pursuant to a Drawing under any Letter of Credit, the Borrower shall, or shall cause the Applicable Bond Trustee to, reimburse the aggregate amount of such Drawing to the Fronting Bank by the Fronting Bank's close of business on the day such payment is made unless, in the case of any Liquidity Drawing, the conditions of subsection (b) have been satisfied. If the conditions of subsection (b) are satisfied on the date on which the Fronting Bank honors payment of any Liquidity Drawing, the Borrower shall, unless it has delivered written notice to the contrary to the Agent, be deemed to have requested, and the Fronting Bank shall be deemed to have made, an advance to the Borrower (each such advance, "Advance" and collectively the "Advances") on the date and in the amount of such Liquidity Drawing. Advances shall be repaid by Borrower upon the earliest of (i) the Termination Date of the applicable Letter of Credit, (ii) the remarketing of the Bonds purchased with the proceeds of the related Liquidity Drawing (but only to the extent of the proceeds of the Bonds so remarketed) and (iii) the occurrence of a Default or Event of Default herein (such date of repayment, an "Advance Repayment Date").

                  (b) Unless the Borrower has previously delivered written notice to the Agent to the effect that it does not want such Liquidity Drawing to be an Advance, a Liquidity Drawing shall constitute an Advance if on the date of such payment the following statements shall be true: (i) the representations and warranties contained in Sections 4.01, 4.02, 4.03, 4.05, 4.06, 4.09(a), 4.09(c), 4.10, 4.12 and 4.13 are correct on and as of the date of such Liquidity Drawing as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or a Default. Unless the Borrower shall have previously advised the Fronting Bank in writing that one or more of the above statements is no longer true, the Borrower shall be deemed to have represented and warranted, on the date of each Liquidity Drawing, that the above statements are true and correct.

                  2.03 Type of Advance; Conversion; Interest Periods; Payment of Interest; Prepayment; Breakage.

                  (a) Each Advance shall initially be made as a Alternate Base Rate Advance. The Borrower shall have the option to convert on any Business Day (i) a Alternate Base Rate Advance to a Eurodollar Rate Advance and
(ii) a Eurodollar Rate Advance to a Alternate Base Rate Advance, provided that
(A) except as otherwise provided in Section 2.06, a Eurodollar Rate Advance may be converted into a Alternate Base Rate Advance only on the last day of an Interest Period applicable to the Eurodollar Rate Advance being converted, (B) a Alternate Base Rate Advance may not be converted to a Eurodollar Rate Advance unless the principal amount thereof is equal to or greater than $5,000,000, (C) a Alternate Base Rate Advance may only be converted into a Eurodollar Rate Advance if no Default or Event of Default is in existence on the date of the notice of conversion or on the date of conversion and (D) no more than six (6) Eurodollar Rate Advances shall be outstanding at any one time. Each such conversion shall be effected by the Borrower by giving the Agent prior to 12:00 noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Advances to be so converted. The Agent shall give each Lender prompt notice of any such proposed conversion.

                  (b) At the time it gives any Notice of Conversion in respect of the conversion of a Alternate Base Rate Advance into a Eurodollar Rate Advance or on the third Business Day prior to the expiration of an Interest Period applicable to a Eurodollar Rate Advance (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Rate Advance, which Interest Period shall, at the option of the Borrower, be a one, two or three month period, provided that: (i) the initial Interest Period shall commence on the date of conversion thereof and each Interest Period occurring thereafter in respect of such Advance shall commence on the day on which the next preceding Interest Period applicable thereto expires; (ii) if any Interest Period relating to a Eurodollar Rate Advance begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period for a Eurodollar Rate Advance would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (iv) no Interest Period shall extend beyond the Termination Date of the Letter of Credit under which the Liquidity Drawing which gave rise to such Advance was made. If upon the expiration of any Interest Period applicable to a Eurodollar Rate Advance, the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Rate Advance as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Advance into a Alternate Base Rate Advance effective as of the expiration date of such current Interest Period.

                  (c) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Alternate Base Rate Advance from the date the proceeds thereof are made available to the Borrower until the date prepaid or repaid in full at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; provided, however, that if a Default or Event of Default shall occur and be continuing on any day on which an Alternate Base Rate Advance is outstanding the per annum interest rate on such day shall be equal to the Alternate Base Rate plus the Applicable Margin plus 2%.

                  (d) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Advance from the date the proceeds thereof are made available to the Borrower until the date prepaid or repaid in full at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time; provided, however, that if a Default or Event of Default shall occur and be continuing on any day on which a Eurodollar Rate Advance is outstanding the per annum interest rate on such day shall be equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin plus 2%.

                  (e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Alternate Base Rate Advance, quarterly in arrears on the last Business Day of each March, June, September and December,
(ii) in respect of each Eurodollar Rate Advance, on the last day of each Interest Period applicable thereto and (iii) in respect of each Advance, (A) on the Advance Repayment Date for such Advance, (B) on any prepayment (on the amount prepaid), (C) upon the partial remarketing of the Bonds purchased with the proceeds of the Liquidity Drawing which gave rise to such Advance (on the principal amount of the Bonds so remarketed), and (D) after the Advance Repayment Date for such Advance, on demand.

                  (f) On each Interest Determination Date, the Agent shall determine the interest rate for the Eurodollar Rate Advance for which such determination is being made and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be conclusive and binding on all parties hereto.

                  (g) All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  (h) Upon at least three (3) Business Days' written notice to the Agent, the Borrower may prepay any Eurodollar Rate Advances, without premium (but subject to payment of the amounts, if any, required to be paid pursuant to Section 2.03(i)), in whole at any time or from time to time in part in amounts aggregating $5,000,000 or any multiple of $1,000,000 in excess thereof by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment. Upon at least one Business Day's written notice to the Agent, the Borrower may prepay any Alternate Base Rate Advances, without premium (but subject to payment of the amounts, if any, required to be paid pursuant to Section 2.03(i)), in whole at any time or from time to time in part by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment.

                  (i) The Borrower shall compensate each Lender, upon its written request (as reasonably determined by such Lender), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Rate Advances) which such Lender may sustain: (i) if for any reason a conversion from or into Eurodollar Rate Advances does not occur on a date specified therefor in a Notice of Conversion (whether or not withdrawn by the Borrower or deemed rescinded pursuant to Section 2.06(b)); (ii) if any prepayment or repayment or conversion of any of its Eurodollar Rate Advances occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement or (y) any action taken pursuant to Section 2.06(b).

                  2.04     Fees; Expenses.

                  (a) The Borrower agrees to pay the Agent, for the account of the Fronting Bank and the Lenders, within five (5) Business Days of its receipt of a written invoice therefor (which invoice shall be sent to the Borrower by the Agent as soon as practicable following the end of each calendar quarter during which any Letter of Credit is outstanding and as soon as practicable following the Applicable Termination Date for such Letter of Credit), a non-refundable letter of credit fee in respect of each Letter of Credit that was outstanding during such (or any portion of such) calendar quarter or period ended on the Applicable Termination Date. The fee for each Letter of Credit and for each such period shall equal the sum for each day such Letter of Credit was outstanding of the product of (i) the Stated Amount of such Letter of Credit for such day (determined at 5:00 p.m. (New York time) on such day), (ii) the Applicable Fee for such day and (iii) a fraction, the numerator of which is one and the denominator of which is three hundred sixty
(360).

                  (b) The Borrower agrees to pay the Agent, for the account of the Lenders, a non-refundable commitment fee. The commitment fee shall accrue for the period from the Effective Date to but excluding the earliest of (i) December 5, 2000, (ii) the date on which Letters of Credit have been issued, the aggregate initial Stated Amounts of which equal the Total Commitment and (iii) the second Business Day following the date on which the Agent receives written notice from the Borrower terminating in whole or in part the obligation of the Fronting Bank to issue Letters of Credit (such earliest date, the "Commitment Termination Date"). The commitment fee shall be payable in arrears on the Commitment Termination Date; provided, however, that if the Commitment Termination Date has not occurred by September 1, 2000, the commitment fee accrued from and including the Effective Date to but excluding September 1, 2000 shall be payable on September 1, 2000. The commitment fee payable for each day during such period shall equal the product of (A) the Unutilized Commitment for such day (determined at 5:00 p.m. (New York time) on such day), (B) 0.00125 and (C) a fraction, the numerator of which is one and the denominator of which is three hundred sixty (360).

                  (c) The Borrower agrees to pay the Agent, for the account of the Fronting Bank, the Agent and the Arranger, the fees set forth in the Fee Letter at the times set forth in the Fee Letter.

                  (d) The Borrower agrees to pay and hold the Agent, the Arranger, the Fronting Bank and each Lender harmless from and against any and all present and future stamp and other similar transfer or documentary taxes which arise as a result of the execution, delivery and performance of the Financing Documents and the Bond Documents and save the Agent, the Arranger, the Fronting Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agent, the Arranger, the Fronting Bank or such Lender) to pay such taxes.

                  (e) The Borrower agrees to pay within fifteen (15) days following the Borrower's receipt of a written demand therefor and an accounting thereof (i) the reasonable out-of-pocket costs and expenses incurred by the Agent and the Arranger in connection with the preparation, execution and delivery of this Agreement and the other Financing Documents and the documents and instruments referred to herein and therein and the syndication of this Agreement and the Letters of Credit, (ii) in accordance with the Fee Letter, the fees and disbursements of White & Case LLP, counsel to the Agent, incurred in connection with the preparation, execution and delivery of the Financing Documents, the Bond Documents and the other documents and instruments referred to therein, (iii) all out-of-pocket costs and expenses of the Agent, the Fronting Bank and each Lender (including, without limitation, the reasonable fees and disbursements of counsel to the Agent, the Fronting Bank and the Lenders) in connection with (A) any amendment, waiver or consent of any Financing Document or any Bond Document which requires the consent of the Agent, the Fronting Bank or any Lender or (B) the failure of a Letter of Credit to be issued on the date specified therefor in the Notice of Issuance pursuant to which the issuance of such Letter of Credit was requested, (iv) all out-of-pocket costs and expenses of the Agent, the Fronting Bank and each Lender (including, without limitation, the reasonable fees and disbursements of counsel to the Agent, the Fronting Bank and the Lenders) in connection with the enforcement of the Financing Documents, the Bond Documents and the other documents and instruments referred to herein and therein, and (v) all reasonable out-of-pocket costs and expenses of any appraiser, auditor or other consultant retained by the Agent upon the written instruction from the Fronting Bank to reasonably assist the Fronting Bank and the Lenders in monitoring the Borrower's compliance with its obligations under this Agreement following the occurrence and during the continuance of any Event of Default.

                  2.05     Increased Costs; Reduced Rate of Return.

                  (a) If any change in any Applicable Law or in the interpretation thereof by any Governmental Authority, central bank or comparable agency charged with the administration thereof shall have occurred after the Effective Date, which shall either (i) impose, modify or make applicable any reserve, capital, special deposit, or similar requirement against letters of credit issued by, participations in letters of credit issued by, assets held by, or deposits in or for the account of, the Fronting Bank or any Lender; (ii) subject the Fronting Bank or any Lender to any tax, duty, assessment or other charge or withholding with respect to its obligation to maintain this Agreement and/or the Letters of Credit, to pay Reimbursement Amounts, to maintain its Commitment herein or to acquire Fronting Bank Interests (except for changes in the rate of tax or the imposition of any tax or other charges on the overall net income of the Fronting Bank or any Lender imposed by the jurisdiction in which the Fronting Bank or such Lender has its principal office); or (iii) impose on the Fronting Bank or any Lender any other condition regarding this Agreement, the Letters of Credit, the obligation of any Lender to pay Reimbursement Amounts and maintain its Commitment hereunder or acquire Fronting Bank Interests, and the result of any event referred to in clause (i),
(ii) or (iii) above shall be to increase the cost to the Fronting Bank or any Lender of issuing, funding or maintaining this Agreement, the Letters of Credit, of funding Reimbursement Amounts or maintaining its Commitment or acquiring Fronting Bank Interests or to reduce the Fronting Bank's or any Lender's rate of return hereon, then promptly following receipt by the Borrower of written notice by the Fronting Bank or any Lender acting through the Agent, the Borrower agrees to pay the Fronting Bank or any such Lender such additional amount or amounts as shall be sufficient to compensate the Fronting Bank or any such Lender for such increased costs.

                  (b) If the Fronting Bank or any Lender shall have determined that the adoption of or any change in any Applicable Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Fronting Bank or such Lender or any corporation controlling the Fronting Bank or such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the Effective Date, has the effect of reducing the rate of return on the Fronting Bank's or such Lender's or such corporation's capital as a consequence of its obligations hereunder and under the Letters of Credit to a level below that which the Fronting Bank or such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Fronting Bank's or such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Fronting Bank or such Lender to be material, then from time to time, after submission by the Fronting Bank or such Lender acting through the Agent to the Borrower of a written request therefor and reasonable substantiating documentation, the Borrower shall promptly pay to the Fronting Bank or such Lender such additional amount or amounts as will compensate the Fronting Bank or such Lender for such reduction.

                  (c) The Fronting Bank and each Lender agrees to promptly notify the Agent, and upon receiving the same, the Agent agrees to promptly give notice to the Borrower of any event of which it has knowledge, occurring after the Effective Date, which will entitle the Fronting Bank or such Lender to impose any increased costs hereunder. In determining any additional amounts pursuant to Section 2.05(a) or (b), the Fronting Bank and each Lender will use averaging and attribution methods which are reasonable, provided that the Fronting Bank's or such Lender's, as the case may be, determination of compensation owing under Section 2.05(a) or (b) shall be conclusive and binding on all the parties hereto, provided such determinations are made reasonably and in good faith. The Fronting Bank and each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Agent, which notice shall show the basis for calculation of such additional amounts and reasonable substantiating documentation, and the Agent shall promptly submit the same to the Borrower. Any increased costs payable under this Section 2.05 shall be due and payable in Dollars at such reasonable times and in such reasonable manner as set forth in the certificate or certificates of the Agent delivered to the Borrower pursuant to this Section.

                  (d) The Fronting Bank and each Lender shall immediately notify the Borrower of any event of which the Fronting Bank or Lender has knowledge that will entitle it to compensation pursuant to this Section 2.05 and will exercise reasonable diligence to designate a different Eurodollar lending office and/or take other measures which will avoid the need for such compensation for increased costs and will not result in material costs to such Fronting Bank or Lender, or be otherwise disadvantageous (in its sole discretion) to such Fronting Bank or Lender.

                  2.06     Increased Costs, Illegality, etc.

                  (a) In the event that the Fronting Bank or any Lender shall have reasonably determined (which determination with respect to clause
(i) below, may be made only by the Agent):

                           (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                           (ii) at any time, that the Fronting Bank or such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Advance because of (x) any change since the Effective Date in any Applicable Law (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), such as, for example, but not limited to, (A) a change in the basis of taxation of payments to the Fronting Bank or any Lender of the principal of or interest on any Eurodollar Rate Advance, any Fronting Lender Interests, any Reimbursement Amounts or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Fronting Bank or such Lender imposed by the jurisdiction in which its principal office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent covered by Section 2.06(c) and/or (y) other circumstances affecting the Fronting Bank or such Lender or the interbank Eurodollar market or the position of the Fronting Bank or such Lender in such market; or

                           (iii) at any time, that the making or continuance of any Eurodollar Rate Advance has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by the Fronting Bank or such Lender with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Fronting Bank or such Lender acting through the Agent (or the Agent, in the case of clause (i) above) shall promptly give notice to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to the Fronting Bank and each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Advances shall no longer be available until such time as the Agent notifies the Borrower, the

Fronting Bank and the Lenders that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Conversion given by the Borrower with respect to Eurodollar Rate Advances which have not yet been incurred by way of conversion shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to the Fronting Bank or such Lender, upon written demand therefor (which written demand shall show the basis for all calculations), such additional amounts as shall be required to compensate the Fronting Bank or such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to the Fronting Bank or such Lender, showing the basis for the calculation thereof, submitted to the Borrower by the Fronting Bank or such Lender shall be conclusive and binding on all the parties hereto, provided such determinations are made reasonably and in good faith) and (z) in the case of clause (iii) above, take one of the actions specified in Section 2.06(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Rate Advance is affected by the circumstances described in Section 2.06(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Rate Advance affected by the circumstances described in Section 2.06(a)(iii) shall) either (i) if the affected Eurodollar Rate Advance is then being made pursuant to a conversion, cancel said Borrowing by giving the Agent notice by telephone of the cancellation on the same date that the Borrower was notified by the Fronting Bank or the Lender or the Agent pursuant to Section 2.06(a)(ii) or (iii), or
(ii) if the affected Eurodollar Rate Advance is then outstanding, upon at least three Business Days' written notice to the Agent, convert such Eurodollar Rate Advance into a Alternate Base Rate Advance.

                  (c) In the event that the Fronting Bank or any Lender shall determine (which determination shall be conclusive and binding on all the parties hereto, provided such determination is made reasonably and in good faith) at any time that by reason of Regulation D the Fronting Bank or any Lender is required to maintain reserves in respect of Eurocurrency liabilities (as defined in Regulation D) during any period that it has a Eurodollar Rate Advance outstanding (each such period, for the Fronting Bank or any Lender, a "Eurocurrency Reserve Period"), then the Fronting Bank or such Lender acting through the Agent shall promptly give notice to the Borrower of such determination (which notice the Agent shall promptly transmit to each of the other Lenders), and the Borrower shall directly pay to the Fronting Bank or such Lender additional interest on the unpaid principal portion of each Eurodollar Rate Advance of the Fronting Bank or such Lender during such Eurocurrency Reserve Period at a rate per annum which shall, during each Interest Period applicable to such Eurodollar Rate Advance, be the amount by which (i) the Eurodollar Rate for such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D) exceeds (ii) the Eurodollar Rate for such Interest Period. Additional interest payable pursuant to the immediately preceding sentence shall be paid by the Borrower at the time that it is otherwise required to pay interest in respect of such Eurodollar Rate Advance or, if later demanded by the Fronting Bank or any Lender, promptly on demand. The Fronting Bank and each Lender agrees that if it gives notice to the Borrower of the existence of a Eurocurrency Reserve Period, it shall promptly notify the Borrower of any termination thereof, at which time the Borrower shall cease to be obligated to pay additional interest to the Fronting Bank or such

Lender pursuant to the first sentence of this Section 2.06(c) until such time, if any, as a subsequent Eurocurrency Reserve Period shall occur.

                  (d) The Fronting Bank and each Lender shall immediately notify the Borrower of any event of which the Fronting Bank or Lender has knowledge that will entitle it to compensation pursuant to this Section 2.06 and will exercise reasonable diligence to designate a different Eurodollar lending office and/or take other measures which will avoid the need for such compensation for increased costs and will not result in material costs to such Fronting Bank or Lender, or be otherwise disadvantageous (in its sole discretion) to such Fronting Bank or Lender.

                  2.07     Manner of Payment; Late Payments.

                  (a) All payments under this Agreement shall be made to the Agent not later than 2:00 p.m. New York time on the date when due and shall be made in Dollars in immediately available funds at the Payment Account. Except as otherwise specifically provided herein, any payment received after 2:00 p.m. New York time (or such other time as may be specifically provided herein) on a day shall be deemed made on the next succeeding day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  (b) All payments made by the Borrower hereunder shall be made without setoff, counterclaim or other defense other than prior payment. Nothing herein shall restrict any claim the Borrower may have against any party hereto or any third party.

                  (c)      Except as otherwise provided in Section 2.03(c) or
(d), the Borrower agrees to pay interest at the Default Rate on all overdue amounts to the Agent, the Fronting Bank, any Lender or any Transferee (including unpaid Drawings) from and including the due date thereof to and excluding the date when paid in full. Such interest shall be payable upon demand.

                  2.08 Evidence of Debt. The Agent shall maintain in accordance with customary industry practice a detailed account or accounts evidencing the indebtedness of the Borrower resulting from each Drawing.

                  2.09 Obligations Unconditional. The payment obligations of the Borrower under this Agreement are primary, absolute, independent, irrevocable and unconditional, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit, any of the other Financing Documents or any of the Bond Documents; (b) any amendment or waiver of or any consent or departure from the terms and conditions of all or any of the Financing
Documents or any of the Bond Documents; (c) the existence of any claim, set-off, defense or other right which the Borrower may have at any time, whether in connection with this Agreement, the transactions contemplated herein or in the other Financing Documents, in the Bond Documents or any unrelated transaction against the Agent, the Fronting Bank, any Lender or any beneficiary or transferee of any Letter of Credit or any other Person; (d) any statement or any document presented under any Letter of Credit proving to be forged, fraudulent, invalid, inaccurate or false in any respect; (e) payment by the Fronting Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; (f) any non-application or misapplication by any Applicable Bond Trustee or any tender agent for any Bonds or otherwise of the proceeds of any Drawing; or (g) the failure by Fronting Bank to honor any Drawing or to make any payment demanded under any Letter of Credit on the ground that the demand for such payment does not conform to the terms and conditions of such Letter of Credit; provided that, the Borrower shall have a claim against the Fronting Bank and the Fronting Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (i) the Fronting Bank's or any Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Fronting Bank's willful failure or gross negligence to pay under any Letter of Credit after the presentation to it by the beneficiary thereof of a demand and certificate strictly complying with the terms and conditions of such Letter of Credit.

                  2.10 Reduction of Commitments. Prior to the Commitment Termination Date, the Borrower may, at any time and from time to time, upon at least two (2) Business Days' prior notice to the Agent (which notice the Agent shall promptly transmit to each of the Lenders), without premium or penalty, terminate the Unutilized Commitment in whole or in part, provided that (a) any such termination shall apply proportionately to reduce the Commitment of each Lender and (b) after giving effect to such termination, the Total Commitment shall equal or exceed the Total Stated Amount. At the close of business on the Commitment Termination Date, the Unutilized Commitment shall be reduced to zero and the Agent shall modify the Register to reflect such reductions in the Commitment of each Lender.

                  2.11 Extension of Scheduled Expiration Date. At least 150 days prior to the scheduled expiration date of any Letter of Credit, the Borrower may, by written notice to the Agent, request that the scheduled expiration date for such Letter of Credit be extended for an additional one year period commencing from the then scheduled expiration date. The Agent shall promptly forward each such request to the Fronting Bank and the Lenders. The Fronting Bank and the Lenders, in their sole and absolute discretion, shall notify the Agent, which in turn shall notify the Borrower, of their decision with respect to such request within 45 days of the date on which the Agent received such request notice from the Borrower. The failure of the Agent to notify the Borrower of any decision within such 45-day period shall be deemed to be a rejection of such request and none of the Agent, the Fronting Bank or any Lender shall incur any liability or responsibility whatsoever by reason of its failure to notify the Borrower. If the Fronting Bank and all of the Lenders agree to such a request, the Fronting Bank shall promptly (and, in any event no later than the date that is 35 days prior to the then scheduled expiration date) prepare and deliver to the Applicable Bond Trustee an amendment to (or a restatement of) the applicable Letter of Credit, which amendment (or restatement) shall reflect the new scheduled expiration date.

                  2.12 Change in Control. Upon the occurrence of a Change in Control and at any time during the ninety (90) day period thereafter, the Borrower shall, upon the written request of the Agent (at the direction of the Majority Lenders), deposit with the Agent, in an interest bearing account, as collateral, Dollars in an amount equal to the aggregate Stated Amount of all Letters of Credit then outstanding and all other amounts owing under the Financing Documents (the "Change in Control Collateral"). Upon the occurrence of a Change in Control, and at any time during the ninety (90) day period thereafter, the Fronting Bank may (and at the direction of the Majority Lenders shall), but shall not be obligated to (unless directed to do so by the Majority Lenders), deliver written notice of such Change in Control to each Applicable Bond Trustee and request the Applicable Bond Trustee for a series of Bonds to cause such Bonds to be purchased. The Change in Control Collateral shall be applied against amounts due to the Agent, the Fronting Bank and the Lenders resulting from any such purchase. All Change in Control Collateral shall be held in the account with the Agent until the earlier of (i) the 120th day after the occurrence of a Change in Control or (ii) the expiration of all Letters of Credit and payment of all Reimbursement Obligations and Advances in connection therewith, at which time the remaining Change in Control Collateral and any interest accrued thereon shall be returned to the Borrower.

                  2.13 Application of Amounts Received from Applicable Bond Trustee or Applicable Tender Agent. In the event the Fronting Bank receives any amount from any Applicable Bond Trustee or any Applicable Tender Agent, such amount, as soon as reasonably possible, shall be (i) first, applied to reimburse the Fronting Bank in respect of any unpaid Drawing, (ii) second, applied to prepay any outstanding Advances, with Alternate Base Rate Advances to be prepaid before Eurodollar Rate Advances, (iii) third, if Eurodollar Rate Advances are prepaid in accordance with clause (ii) of this Section 2.13 other than on the last day of the Interest Period applicable thereto, applied to pay amounts required to be paid pursuant to Section 2.03(i), and (iv) fourth, paid to the Borrower.

                  Section 3.        Conditions Precedent.

                  3.01 Agreement. This Agreement shall become effective on the date that all of the following conditions have been satisfied or waived by the Fronting Bank and the Lenders (such date, the "Effective Date"):

                  (a) Agreement. The Agent shall have received counterparts of this Agreement duly executed and delivered by the Borrower, the Arranger, the Fronting Bank and each Lender listed on the signature pages hereto.

                  (b) Opinion. The Agent shall have received from the General Counsel, an Associate General Counsel or an Assistant General Counsel of the Borrower, an opinion dated the Effective Date and addressed to the Agent, the Fronting Bank and the Lenders in form and substance satisfactory to the Agent and its counsel.

                  (c) Corporate Proceedings. The Fronting Bank and the Lenders shall be satisfied that all corporate proceedings of the Borrower taken in connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to the Fronting Bank and the Lenders. The Fronting Bank and the Lenders acknowledge and agree that the failure of the Borrower to provide evidence of corporate proceedings related to the issuance of Bonds, other than Bonds to be issued on or about the Effective Date, shall not, by itself, be considered a failure of this condition precedent.

                  (d) Financial Statements. The Agent shall have received a copy of the Borrower's (i) annual report on Form 10-K for the year ended June 30, 1999, as filed with the U.S. Securities and Exchange Commission, and (ii) quarterly report on Form 10-Q for the quarter ended March 31, 2000, as filed with the U.S. Securities and Exchange Commission, together with a certificate of an authorized financial officer of the Borrower to the effect that the unaudited financial statements included in such quarterly report were prepared in accordance with GAAP, subject only to normal year-end audit adjustments.

                  (e) Payment of Fees. The Borrower shall have paid to the Persons entitled thereto all fees that are due and payable pursuant to Section
2.04 on or before the Effective Date.

                  (f) Consents. The Fronting Bank and the Lenders shall be reasonably satisfied that all necessary governmental and third party approvals, if any, required to be obtained by the Borrower in connection with the transactions contemplated by this Agreement and the other Financing Documents and otherwise referred to herein and therein shall have been obtained and remain in full force and effect (other than approvals required in connection with any such transactions that will close after the Effective Date).

                  (g) No Adverse Change. Nothing shall have occurred since March 31, 2000 (and the Fronting Bank and the Lenders shall have become aware of no facts or conditions not previously known) which the Fronting Bank or the Lenders shall determine, in their reasonable good faith judgment, could have a material adverse effect on their rights or remedies hereunder, or on the ability of the Borrower to perform its obligations hereunder or which could have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

                  (h) No Litigation. The Fronting Bank and the Lenders shall be reasonably satisfied that, on the Effective Date, no judgment, order, injunction or other restraint shall have been issued or filed which restrains, and no hearing seeking injunctive relief or other restraint is pending or has been noticed which seeks to restrain, the Fronting Bank from issuing any Letter of Credit or the Borrower from consummating the transactions described in the Financing Documents.

                  (i) No Default; Representations and Warranties. The Fronting Bank and the Lenders shall be reasonably satisfied that on the Effective Date: (a) there shall exist no Default or Event of Default and (b) all representations and warranties of the Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  All agreements, certificates, legal opinions and other documents and papers referred to in this Section 3.01, unless otherwise specified, shall (x) be delivered to the Agent for the account of the Fronting Bank and each Lender and, in the case of this Agreement, in sufficient counterparts for each Lender and (y) be reasonably satisfactory in form and substance to the Fronting Bank and the Lenders.

                  3.02 Letters of Credit. The Fronting Bank will issue each Letter of Credit on the Date of Issuance therefor if all of the following conditions have been satisfied or waived by the Fronting Bank and the Lenders:

                  (a) The Agent shall have received a Notice of Issuance executed by the Borrower.

                  (b) The representations and warranties set forth in Sections 4.01, 4.02, 4.03, 4.05, 4.06, 4.09(a), 4.09(c), 4.10, 4.12 and 4.13
hereof shall be true in all material respects on and as of the Date of Issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  (c) No Default or Event of Default shall have occurred and be continuing on the Date of Issuance or shall result from the issuance of such Letter of Credit.

                  (d) The Agent shall have received a complete copy of all Bond Documents and all Financing Documents relating to the Bonds to be secured by such Letter of Credit, together with all opinions, consents, certificates and receipts rendered and delivered in connection therewith, and the Agent and its counsel shall be reasonably satisfied with the form and substance thereof.

The acceptance of the benefits of each Letter of Credit shall constitute a representation and warranty by the Borrower to the Agent, the Fronting Bank and each of the Lenders that all the conditions specified in Section 3.02 exist as of the applicable Date of Issuance.

                  Section 4.        Representations and Warranties.

                  The Borrower represents and warrants to the Fronting Bank, the Agent and each Lender that:

                  4.01 Organization; Powers. The Borrower is a corporation duly organized and existing under the laws of the State of Delaware, has the corporate power to own its property and carry on its business as being conducted, and is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

                  4.02 Authorization; No Violation. The execution, delivery and performance by the Borrower of this Agreement (i) has been duly authorized by all necessary corporate action and does not require any consent or approval, authorization, permit or license from any federal, state or other regulatory authority which has not been obtained, or violate any law, regulation, order, judgment, decree or determination having applicability to the Borrower or its organizational documents, or result in a breach of, or constitute a default under any existing indenture or credit agreement or any other agreement or instrument to which the Borrower is a party or by which its properties may be bound or affected except where the failure to have such consent or approval or such violation, breach or default could not reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, and (ii) will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Borrower or of any agreement or instrument to which the Borrower is now a party, which breach would have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

                  4.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the

Borrower in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.04 Financial Statements. The Borrower has furnished the Fronting Bank and the Lenders with the following financial statements, identified by the certificate of a principal financial officer of the Borrower: balance sheets of the Borrower as at June 30, 1999 and March 31, 2000, and income and reinvested earnings statements of the Borrower for the fiscal year or fiscal quarter, as the case may be, ended on such dates, respectively, certified, in the case of financial statements for the fiscal year ended June 30, 1999, by Arthur Andersen LLP. Such financial statements are true and correct and have been prepared in accordance with GAAP, except, in the case of the quarterly financial statements, the absence of complete footnotes and subject to normal year-end audit adjustments. The balance sheets and their accompanying notes present fairly the condition of the Borrower as of the dates thereof, and the income and reinvested earnings statements present fairly the results of the operations of the Borrower for the periods indicated. Except as disclosed in the Official Statement as in effect on the Effective Date or incorporated by reference therein, there has been no material adverse change in the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole since March 31, 2000.

                  4.05 Litigation. Except as disclosed in the Official Statement as in effect on the Effective Date or incorporated by reference therein, there is no action or proceeding pending or threatened against the Borrower before any court or administrative agency which, in the reasonable opinion of the Borrower, is likely to be determined in a manner which would result in any material adverse change in the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, and the Borrower is not in default with respect to any order, writ, injunction or decree of any court or administrative agency, which would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                  4.06     Business; Status as Air Carrier.

                  (a) The Borrower is a duly certificated air carrier and there are in force any certificates or other appropriate authority issued by appropriate governmental authorities necessary to authorize the Borrower to engage in intrastate, interstate, overseas and foreign air transportation of persons, property and mail over the routes operated by the Borrower; and

                  (b) no proceedings are pending or threatened, by or before any public body, agency or authority, domestic or foreign, including but not limited to proceedings to alter, amend, modify, suspend or revoke such certificates in whole or in part, which might seriously affect adversely the income from, title to, or possession of, any of the properties of the Borrower, to an extent which would constitute a material adverse change in the business or condition of the Borrower.

                  4.07 Funded Debt. The Borrower does not have outstanding any Funded Debt except as set forth on Schedule 4.07 to this Agreement; and there exists no default under the provisions of any instrument evidencing such indebtedness or agreement relating thereto.

                  4.08 Title to Properties, Etc. The Borrower and its Subsidiaries have good and marketable title to their respective properties and assets, including the properties and assets reflected in the balance sheets described in Section 4.04 hereof, subject to no mortgage, pledge, encumbrance, lien or charge of any kind except mortgages, pledges, encumbrances, liens or charges permitted by Section 5.04 hereof.

                  4.09     Tax Returns and Payments.

                  (a) The Borrower has filed all federal income tax returns which are required to be filed, and has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes (other than those which the Borrower is contesting in good faith by appropriate proceedings being diligently conducted) have become due.

                  (b) The federal income tax liability of the Borrower has been finally determined by the Internal Revenue Service and satisfied for all fiscal years prior to and including the fiscal year ended June 30, 1992.

                  (c) All other tax returns and reports of the Borrower which are required to be filed have been duly filed, and all taxes and government charges (other than those for which payment may be withheld without penalty or those which the Borrower is contesting in good faith by appropriate proceedings being diligently conducted) upon the Borrower, its assets, income or franchises which are due and payable have been paid.

                  4.10 Use of Proceeds. No part of the proceeds under any of the Letters of Credit will be used other than to pay the principal of and interest on Bonds. The Borrower is not engaged, principally or as one of the Borrower's important activities, in the business of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System. After giving effect to each use of the proceeds from any of the Letters of Credit, not more than 25% of the value of the assets of the Borrower and its Subsidiaries (determined on a consolidated basis) shall be represented by "margin stock".

                  4.11 Subsidiaries. Schedule 4.11 is a complete and correct list of all Subsidiaries as of the date hereof, all of which are corporations duly incorporated, in good standing and with corporate power to transact the business presently conducted by them. Except as disclosed in
Schedule 4.11, the Borrower owns, directly or indirectly through one or more Subsidiaries, all the shares of each of such Subsidiaries (except directors' qualifying shares, if any), and all such shares are validly issued, fully paid and non-assessable and are free and clear of all liens and rights of others whatsoever.

                  4.12 ERISA. The Borrower and each Subsidiary have met their minimum funding requirements under the ERISA with respect to all their employee benefit plans covered by the minimum funding requirements of ERISA, and have not incurred any material liability to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of said Corporation's functions under ERISA) under ERISA in connection with any such plan.

                  4.13 Environmental Matters. The Borrower and its Subsidiaries are in substantial compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing their respective business, properties or assets with respect to discharges into the ground and surface water, emissions into the ambient air and generation, storage, transportation and disposal of waste materials or process by-products, except such noncompliances as are not likely to have a material adverse effect on the property, assets, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. All licenses, permits or registrations required for the business of the Borrower and its Subsidiaries under any federal, state or local environmental laws, regulations or ordinances have been secured, and the Borrower and each Subsidiary are in substantial compliance therewith, except such licenses, permits or registrations the failure to secure or to comply therewith are not likely to have a material adverse effect on the property, assets, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

                  Section 5.        Covenants.

                  The Borrower covenants and agrees with the Agent, the Fronting Bank and each Lender that so long as this Agreement shall remain in effect and until all the Letters of Credit have been terminated and all fees and all other expenses or amounts payable under this Agreement by the Borrower shall have been paid in full:

                  5.01 No Merger or Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with any corporation or sell, lease or transfer or otherwise dispose of all or substantially all of its assets in any transaction or series of related transactions, except that (i) any Subsidiary may merge or consolidate with the Borrower or any one or more other Subsidiaries; (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or another Subsidiary; (iii) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets, provided that (a) such sale or other disposition is for a consideration which represents fair value (as determined in good faith by the Borrower) at the time of such sale or disposition, and (b) the assets so disposed of do not constitute all or substantially all of the aggregate assets of the Borrower and the Subsidiaries; (iv) the Borrower may dispose of aircraft in the ordinary course of its business, provided that such sale or other disposition is for a consideration which represents fair value (as determined in good faith by the Borrower) at the time of such sale or disposition; and (v) the Borrower may merge or consolidate with another corporation, provided that (a) the Borrower shall be the continuing or surviving corporation, (b) a majority of the board of directors of the Borrower for a period of six (6) months after the effective date of such merger consists of individuals who were directors of the Borrower twelve (12) months prior to such effective date, and (c) immediately after such merger or consolidation there shall exist no Event of Default as defined herein.

                  5.02 Leases. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or permit to remain in effect any flight equipment lease agreements which, as of the close of any fiscal year, cause the Borrower's consolidated aircraft rentals for such fiscal year, as determined in accordance with GAAP, to exceed eight percent (8%) of the Borrower's consolidated operating revenues for such fiscal year, provided that any such lease agreements as may be necessary in connection with interchange agreements between the Borrower and other airline related businesses shall not be included in such calculation.

                  5.03 Debt. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, for the Borrower and the Subsidiaries taken together, (a)

Current Debt in an aggregate principal amount at any one time outstanding in excess of 100% of all accounts receivable of the Borrower and its Subsidiaries outstanding as of the last day of the second calendar month next preceding the month in which such calculation of Current Debt is made, all computed in accordance with GAAP; or (b) Convertible Subordinated Debt in excess of 33.3% of Equity; or (c) Funded Debt, Current Debt (other than Convertible Subordinated
Debt) and all Guaranty Liabilities (as defined below) in an amount at any one time which exceeds 150% of Equity at such time. For purposes of this Section 5.03, "Guaranty Liabilities" shall mean all liabilities of the Borrower and any Subsidiary of the Borrower as guarantor, surety, accommodation endorser or other accommodation party on behalf of any Person where the underlying obligation of such Person covered by, or the subject of, such guaranty or contingent undertaking would constitute Current Debt or Funded Debt, as defined herein, if such Person were the Borrower; provided, however, that (x) guarantees or other contingent undertakings by the Borrower on behalf of any Subsidiary, by any Subsidiary on behalf of any other Subsidiary, or by any Subsidiary on behalf of the Borrower and (y) the contingent undertakings as set forth on Schedule 5.03 hereto, shall not constitute Guaranty Liabilities.

                  5.04 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon any of its property or assets, whether now owned or hereafter acquired, except: (i) mortgages, pledges, encumbrances, liens or charges where the aggregate indebtedness secured by such mortgages, pledges, encumbrances, liens or charges at any time does not exceed the sum of (a) the greater of $3,000,000,000 or fifteen percent (15%) of Equity plus (b) the amount outstanding under the obligations described on Schedule 4.07 hereof as "Secured"; (ii) liens for taxes not yet due or which are being contested in good faith; (iii) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred to secure the repayment of borrowed money or other advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iv) liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, for sums not yet due or already due but the validity of which is being contested in good faith;
(v) mortgages, pledges, encumbrances, liens or other charges on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Borrower or another Subsidiary; (vi) any mortgage, pledge, encumbrance, lien or other charge, required by Section 5.10 hereof; (vii) any mortgage, pledge, encumbrance, lien or other charge existing at the date hereof on any property owned or leased by the Borrower or any Subsidiary at that date securing obligations outstanding on that date; (viii) any mortgage, pledge, encumbrance, lien or other charge on any property, shares of stock or obligation existing at the time of acquisition thereof (including acquisition through merger or consolidation) or (ix) any mortgage, pledge, encumbrance, lien or other charge on aircraft or aircraft engines (but no other assets) now owned or acquired by Borrower or any Subsidiary after the date hereof to secure the payment of all or any part of the purchase price thereof or to secure any obligation incurred or for which a firm commitment is obtained prior to, at the time of, or after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof.

                  5.05 Insurance. The Borrower will, and will cause each of its Airline Subsidiaries to, keep adequately insured, by financially sound and reputable insurers, all property of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, and carry adequate liability insurance and other insurance of a kind generally carried by corporations engaged in the same or similar businesses similarly situated; provided, however, that nothing herein contained shall be construed to mean that a deductibility clause in any such insurance, which, in effect, results in self-insurance of a level or portion of losses considered reasonable by the Borrower's management, shall render such insurance inadequate; and provided, further, that in the case of a lease to the United States Government or an agency thereof of any aircraft or other property, indemnity therefrom by the United States Government will be considered adequate insurance against the risks that are the subject of any such indemnity.

                  5.06 Payment of Taxes. The Borrower will, and will cause each of its Airline Subsidiaries to, duly file all federal income tax returns and all other tax returns and reports which, to the knowledge of the officers of the Borrower are required to be filed and pay when due all taxes and governmental charges assessed against it, its assets, income or franchises, except to the extent and so long as contested in good faith.

                  5.07 Financial Statements. The Borrower will deliver to the Agent, the Fronting Bank and the Lenders:

                  (a)      As soon as practicable and in any event within two
(2) months after the end of each quarterly period (other than the last quarterly period in each fiscal year) an income statement of the Borrower for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Borrower as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of the Borrower, subject to changes resulting from year-end adjustments; and a statement as of the end of such quarterly period of the calculations made by the Borrower establishing its compliance with the provisions of Sections 5.02, 5.03 and 5.04 hereof, in sufficient detail to permit the Agent, Fronting Bank and the Lenders to determine how the conclusions on such statement were arrived at, certified by an authorized financial officer of the Borrower as accurate in all material respects;

                  (b)      As soon as practicable and in any event within three
(3) months after the end of each fiscal year, an income statement and a statement of reinvested earnings of the Borrower for such year, and a balance sheet of the Borrower as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Banks and certified by independent certified public accountants of national standing selected by the Borrower; and a statement as of the end of such fiscal year of the calculations made by the Borrower establishing compliance with the provisions of Sections 5.02, 5.03 and 5.04 in sufficient detail to permit the Agent, Fronting Bank and the Lenders to determine how the conclusions on such statement were arrived at, certified by an authorized financial officer of the Borrower as accurate in all material respects;

                  (c) Copies of all financial statements, reports and returns which it shall send to its stockholders;

                  (d) Promptly after the sending or filing thereof, copies of all periodic reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency or agencies substituted therefor) under ss.13 or ss.15(d) of the Securities Exchange Act of 1934, as amended, or with any national securities exchange; and

                  (e) With reasonable promptness such other financial data as the Fronting Bank and any Lender may reasonably request through the Agent.

                  5.08 Maintenance of Equipment. The Borrower will, and will cause each of its Airline Subsidiaries to, maintain substantially all of its equipment (except surplus or obsolete equipment) in good operating order.

                  5.09 Inspection. The Borrower will permit any Person designated by any the Fronting Bank or any Lender in writing, to visit and inspect any of the properties, corporate books and financial records of the Borrower and its Subsidiaries at the Fronting Bank's or such Lender's expense, and to discuss the affairs, finances, and accounts of any such corporation with the principal officers of the Borrower, all at such reasonable times and as often as the Fronting Bank or such Lenders may reasonably request. This covenant shall be subject to applicable governmental and industrial security regulations.

                  5.10 Security. In the event the Borrower secures by mortgage, pledge, encumbrance, lien or other charge any debt other than as permitted by Section 5.04 hereof, the Borrower shall secure equally and ratably the indebtedness incurred hereunder.

                  5.11 Notice of Any Default or Event of Default. As soon as practicable (but in any event not more than five (5) days after the Chairman of the Board, the President, or a principal financial officer of the Borrower obtains knowledge of a Default or an Event of Default as specified in Section 6 hereof), the Borrower will deliver to the Agent, the Fronting Bank and each Lender an Officer's Certificate specifying the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto.

                  5.12 ERISA Reporting Requirements. With respect to any employee benefit plan subject to Title IV of ERISA, the Borrower shall, if requested by the Agent, provide the Agent with copies of the most recent annual reports or returns (IRS Form 5500), audited or unaudited financial statements and actuarial valuations with respect to such plans. In addition, the Borrower shall provide the Agent copies of any notice filed with the Pension Benefit Guaranty Corporation with respect to any "Reportable Event" as defined in
Section 4043 of ERISA, and the Agent shall forward copies of any such notice to the Fronting Bank and the Lenders.

                  5.13 Ratings. The Borrower will notify the Agent promptly after the Borrower becomes aware of any public announcement of the occurrence of any change in the S&P Rating or the Moody's Rating.

                  Section 6.        Events of Default; Remedies.

                  6.01 Events of Default. The occurrence of any one or more of the following events shall be an "Event of Default":

                  (a) any representation or warranty made by the Borrower herein or in any certificate furnished to the Fronting Bank or the Lenders hereunder proves to have been false or breached in any material respect on the date as of which made, or any statement or certificate furnished by the Borrower pursuant hereto shall prove to have been false in any material respect at any date as of which the facts therein set forth were stated or certified;

                  (b)      the Borrower shall fail to pay or cause to be paid,
(i) within five (5) days after the date on which the principal amount of any Reimbursement Obligation or any Advance is due; (ii) within five (5) days after the date on which the interest amount of any Reimbursement Obligation or any Advance is due; (iii) within ten (10) days after the date on which the commitment fee and a letter of credit fee in Section 2.04(a) and 2.04(b), respectively, is due; or (iv) within ten (10) days after the Borrower's receipt of written notice that any such amount is past due, any other amount not included in clauses (i), (ii) and (iii) of this paragraph (b) payable to the Agent, the Arranger, the Fronting Bank or any Lender under this Agreement;

                  (c) default in the due observance or performance by the Borrower or any Subsidiary (to the extent applicable to such Subsidiary) of any covenant, condition or agreement contained in Sections 5.01, 5.02, 5.03, and 5.04;

                  (d) default in the due observance or performance by the Borrower or any Subsidiary (to the extent applicable to such Subsidiary) of any covenant, condition or agreement contained in this Agreement (other than those specified in (b) or (c) above) and such default remains unremedied for a period of 30 days after written notice thereof from the Agent, the Fronting Bank or any Lender to the Borrower;

                  (e) the Borrower shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it, or the Borrower shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto, or the Borrower shall apply for, or by consent or acquiescence there shall be an appointment of, a custodian, receiver, liquidator, sequestrator, trustee or other officer with similar powers, for the Borrower, or for all or a material part of its properties; or the Borrower shall make an assignment for the benefit of creditors, or the Borrower shall have ceased to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking the liquidation or reorganization of the Borrower under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code or any similar proceeding shall be commenced against the Borrower under any other applicable federal or state law and (i) the petition commencing the involuntary case is not timely controverted, (ii) the petition commencing the involuntary case is not dismissed within forty-five
(45) days of its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property and/or to operate all or any part of the business of the Borrower, or (iv) an order for relief (other than the petition itself) shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, sequestrator, trustee or other officer having similar powers for the company or for all or a part of its properties, shall have been entered; or any other similar relief shall be granted against the Borrower under any applicable federal or state law; or

                  (f) seizure under any legal process of a substantial share of the assets of the Borrower if release is not obtained within thirty
(30) days of such seizure;

                  (g) default in any payment of principal or interest on any other obligation for borrowed money or the deferred purchase price of property beyond any period of grace provided with respect thereto, or in the payment of any capital leases, or in the performance or observance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee acting on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, provided such obligations or agreements have aggregate outstanding amounts of $75,000,000 or more; or

                  (h) the Borrower shall have failed to meet its minimum funding requirements under the ERISA with respect to any of its employee benefit plans which are covered by Title IV of ERISA (or to which ss.412 of the Code applies), which failure has resulted in a material liability for excise tax under ss.4971 of said Code, or any of its plans aforesaid shall be the subject of voluntary or involuntary termination proceedings which may result in an uninsured payment or repayment liability of the respective corporation to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of its functions under ERISA) in an amount which is material in relation to the net worth of the Borrower.

                  6.02     Remedies.

                  (a) Upon the occurrence of an Event of Default (other than an Event of Default with respect to the Borrower described in Section 6.01(e)), the Agent may, and upon the written request of the Fronting Bank and the Majority Lenders shall, by written notice to the Borrower, declare an amount equal to the then current aggregate Stated Amount of all Letters of Credit plus all other amounts owing to the Agent, the Fronting Bank and the Lenders hereunder to be immediately due and payable, whereupon the same shall become due and payable to the Agent without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon receipt of any such written notice, the Borrower agrees to deposit with the Agent, in an interest bearing account, as collateral, Dollars in an amount equal to the aggregate Stated Amount of all Letters of Credit then outstanding and all other amounts owing under the Financing Documents (the "Collateral"). The Collateral shall be applied against amounts due to the Agent, the Fronting Bank and the Lenders and any remaining Collateral shall be held in the account with the Agent until the earlier of (i) all Events of Default having been cured or (ii) the expiration of all Letters of Credit and payment of all Reimbursement Obligations and Advances in connection therewith, at which time the remaining Collateral and any interest accrued thereon shall be returned to the Borrower.

                  (b)      Notwithstanding the notice provisions contained in
Section 6.02(a), if an Event of Default described in Section 6.01(e) shall occur, the results which would occur upon the giving of written notice by the Agent to the Borrower as specified in Section 6.02(a) shall occur automatically without the giving of any such notice.

                  (c) Upon the occurrence of an Event of Default, the Fronting Bank may (and, upon the direction of the Majority Lenders, shall), but shall not be obligated to (unless so directed by the

Majority Lenders), deliver written notice of such Event of Default to each Applicable Bond Trustee and request the Applicable Bond Trustee for a series of Bonds to cause such Bonds to be purchased.

                  (d) The Agent, the Fronting Bank or any Lender may take such other action and exercise such other rights as are provided under Applicable Law.

                  Section 7. Intercreditor Arrangements. The provisions of this Section 7 are for the sole and exclusive benefit of the Agent, the Fronting Bank and the Lenders and the Borrower shall have no rights or obligations under this Section 7.

                  7.01     Fronting Bank Interests.

                  (a) In the event that the Fronting Bank honors payment of a drawing made under the Letters of Credit and is not reimbursed therefor as provided in Section 2.02, the Fronting Bank shall be deemed to have acquired for its own account an undivided 100% interest in the Reimbursement Obligations created thereby (the Fronting Bank's interests therein, the "Fronting Bank Interests"). In the event that the Fronting Bank acquires any Fronting Bank Interests, it shall promptly advise each Lender, if any, thereof by telephone (promptly confirmed in writing) or by written notice, and each Lender severally agrees to unconditionally and irrevocably buy from the Fronting Bank, and the Fronting Bank agrees to sell to each Lender, a portion of the Fronting Bank Interests for an amount (each such amount, a "Reimbursement Amount") equal to such Lender's Percentage of the aggregate amount of such Fronting Bank Interests; provided, however, that no Lender shall be required to purchase any portion of any Fronting Bank Interest if as a result thereof the amount such Lender would be required to pay for such purchase, when added to the amounts paid for prior purchases of portions of Fronting Bank Interests which have not been reimbursed by the Agent under Section 7.02, would result in such Lender paying any amount in excess of its Commitment. The purchase price of each portion of a Fronting Bank Interest purchased pursuant to the preceding sentence shall be paid (without set-off, counterclaim or deduction of any kind whatsoever) to the Fronting Bank in the manner set forth below in subsection (b) of this Section 7.01. The Fronting Bank shall determine the amount of each Reimbursement Amount associated with any sale of its Fronting Bank Interests, and each such determination shall be conclusive and binding on its Lenders absent manifest error.

                  (b) Each Lender shall pay its Reimbursement Amount associated with any purchase of a portion of the Fronting Bank Interests by transferring such amount to the order of the Fronting Bank in immediately available funds, (i) at or before 2:30 p.m. New York time on the same Business Day, if telephonic notice confirmed by written notice (by facsimile) from the Fronting Bank is received no later than 12:30 p.m. New York time on any Business Day or (ii) at or before 12:00 noon New York time on the Business Day next following the date on which notice is received, if telephonic notice confirmed by written notice (by facsimile) from the Fronting Bank is received later than 12:30 p.m. New York time on any Business Day. Telephonic notice shall be deemed given to a Lender when actually given to any individual who identifies himself or herself as an officer at such Lender's office at the address set forth in Section 9.03 hereof. Facsimile written notice required to be given pursuant to this Section shall be sent to the facsimile number provided to the Fronting Bank for such purpose by each Lender. If a Lender fails to pay to the Fronting Bank any Reimbursement Amount when due, such Lender agrees that the Fronting Bank shall be entitled to receive, and such Lender shall pay to the order of the Fronting Bank, interest on such amount at a rate equal to the Alternate Base Rate in effect on each date plus 1% per annum from the date when due until paid. No Lender shall be entitled to purchase a portion of any Fronting Bank Interests until such time as it shall have paid all of its outstanding Reimbursement Amounts and any interest which may be due thereon to the Fronting Bank. Each Lender further agrees that, until it shall have paid all amounts owing to the Fronting Bank pursuant to this Section 7.01, it shall not be entitled to receive any payment described in clauses (i) or (ii) of subsection (b) of Section 7.02 and shall not be permitted to vote on any matter where its consent or approval is required.

                  (c) Each Lender's payment obligations to the Fronting Bank under this Agreement are primary, absolute, independent, irrevocable and unconditional, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit, any of the other Financing Documents or any of the Bond Documents; (ii) any amendment or waiver of or any consent or departure from the terms and conditions of all or any of the Financing Documents or any of the Bond Documents; (iii) the existence of any claim, set-off, defense or other right which such Lender may have at any time, whether in connection with this Agreement, the transactions contemplated herein or in the other Financing Documents, in the Bond Documents or any unrelated transaction against the Agent, the Fronting Bank, any other Lender or any beneficiary or transferee of any Letter of Credit or any person; (iv) any statement or any document presented under any Letter of Credit proving to be forged, fraudulent, invalid, inaccurate or false in any respect; (v) payment by the Fronting Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; (vi) any non-application or misapplication by any Applicable Bond Trustee or any tender agent for any Bonds or otherwise of the proceeds of any Drawing; (vii) the failure by Fronting Bank to honor any Drawing or to make any payment demanded under any Letter of Credit on the ground that the demand for such payment does not conform to the terms and conditions of such Letter of Credit; (viii) any participation or assignment by the Fronting Bank of any interests or obligations of the Fronting Bank's under this Agreement to any other Lender or person; (ix) any extension, indulgence, settlement or compromise granted or agreed to in relation to this Agreement or any other Financing Document; (x) any default by or insolvency or bankruptcy of the Borrower; (xi) any act or omission on the part of the Agent or the Fronting Bank relating to this Agreement or any other Financing Document; or (xii) the absence of notice of any of the foregoing, provided that a Lender shall have a claim against the Fronting Bank and the Fronting Bank shall be liable to a Lender, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such Lender as a direct result of (i) the Fronting Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Fronting Bank's willful failure or gross negligence to pay under any Letter of Credit after the presentation to it by the beneficiary thereof of a demand and certificate strictly complying with the terms and conditions of such Letter of Credit. Each Lender hereby waives presentment, protest, notice of nonpayment of any amounts owing under this Agreement, and any defenses in law or equity which it may have to the full discharge of any of its obligations to the Fronting Bank under this Section 7.

                  (d) It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to purchase portions of Fronting Bank Interests pursuant to this Section 7 and that each Lender shall be obligated to purchase portions of Fronting Bank Interests pursuant to this

Section 7 regardless of the failure of any other Lender to purchase portions of the Fronting Bank Interests pursuant to this Section 7.

                  7.02     Payments.

                  (a) The Fronting Bank shall be entitled to receive its pro rata share of all payments in respect of Fronting Bank Interests which pro rata share shall be determined by multiplying the amount of any such payment in respect of such Fronting Bank Interests by a fraction the numerator of which is the aggregate amount of such Fronting Bank Interests minus the aggregate amount of the Lenders' Reimbursement Amounts and the denominator of which is the aggregate amount of such Fronting Bank Interests (the "Fronting Bank Share") and each Lender shall be entitled to receive its pro rata share of all payments in respect of such Fronting Bank Interests, which pro rata share shall be determined by multiplying the amount of any such payment in respect of such Fronting Bank Interests by a fraction the numerator of which is the amount of such Lender's Reimbursement Amount paid for such Fronting Bank Interest and the denominator of which is the aggregate amount of such Fronting Bank Interests. To the extent that any Lender fails to purchase any portion of any Fronting Bank Interests, the Fronting Bank shall be deemed the owner of such portion.

                  (b) The Agent shall act as paying agent on behalf of the Fronting Bank and the Lenders with respect to any moneys received pursuant to subsection (a) of this Section 7.02 and any other provision of this Agreement, and the Agent shall transfer to the Fronting Bank or Lenders, as the case may be, in accordance with the payment instructions delivered in writing by the Fronting Bank and each Lender to the Agent the following amounts when (and if) the Agent receives them and in the same type of funds in which the Agent receives them: (i) the Fronting Bank's and, so long as such Lender is not in default in any part of its obligations to the Fronting Bank pursuant to this
Section 7, such Lender's proportionate share (determined as set forth in subsection (a) of this Section 7.02) of all payments in respect of Reimbursement Obligations; (ii) so long as such Lender is not in default in any part of its obligations to the Fronting Bank pursuant to this Section 7, such Lender's pro rata share (based on its Percentage) of each commission fee and unutilized commitment fee, if any, paid by the Borrower to the Agent pursuant to Section 2.04 of this Agreement (if any Lender is in default of its obligations to the Fronting Bank, the Fronting Bank shall retain the defaulting Lender's pro rata share of such fees for its own account for each day during which such default continues); (iii) to the Fronting Bank, each commission fee and unutilized commitment fee, if any, paid by the Borrower to the Agent pursuant to Section 2.04 of this Agreement net of amounts paid or to be paid to the Lenders in respect of commitment fees pursuant to clause (ii) immediately above; (iv) the Fronting Bank's drawing fee, if any, paid by the Borrower to the Agent pursuant to Section 2.04 of this Agreement; (v) payments, if any, received by the Agent on behalf of the Fronting Bank or any Lender in respect of stamp taxes, transfer taxes, documentary taxes, expense reimbursements, increased costs and default interest duly payable to the Fronting Bank or any Lender pursuant to Sections 2.03(i), 2.04, 2.05 and 2.06, respectively, of this Agreement; and (vi) payments, if any, received by the Agent on behalf of the Fronting Bank or any Lender pursuant to Section 9.01. Funds received by the Agent on behalf of the Fronting Bank or any Lender under this Section shall, if received by the Agent prior to 10:00 a.m. New York time on any Business Day, be paid to the Fronting Bank or such Lender no later than the Agent's close of business in New York on the same Business Day. Funds received by the Agent on behalf of the Fronting Bank or any Lender after 10:00 a.m. New York time on any Business Day shall be paid to the Fronting Bank or such Lender no later than 2:00 p.m. New York time on the next Business Day.

                  (c) If (i) the Agent shall pay any amount to the Fronting Bank or any Lender pursuant hereto in the belief or expectation that a related payment has been or will be received or collected in connection with the Fronting Bank's or any Lender's, as the case may be, interests in Fronting Bank Interests and (ii) such related payment is not received or collected by the Agent, then the Fronting Bank or such Lender, as the case may be, will promptly on demand by the Agent return such amount to the Agent, together with interest thereon at such rate as the Agent shall determine to be customary between banks for correction of errors. If the Agent determines at any time that any amount received or collected by the Agent in respect of any Reimbursement Obligations, or any other amounts paid pursuant to this Agreement must be returned to the Borrower, or paid to any other Person pursuant to any insolvency law, any sharing clause, or otherwise, then, notwithstanding any other provision of this Agreement, the Agent shall not be required to distribute any portion thereof to the Fronting Bank or any Lender, and the Fronting Bank each Lender, as the case may be, agrees to promptly on demand by the Agent repay any portion thereof that the Agent shall have distributed to the Fronting Bank or such Lender, together with interest thereon at such rate, if any, as the Agent shall pay to the Borrower, or such other Person with respect thereto.

                  (d) Except as otherwise provided in this Agreement, no Lender shall have any right to receive any other amounts received by the Agent or the Fronting Bank or the Arranger under this Agreement (including any drawing fee or any payments made by the Borrower in respect of any indemnities or expense reimbursements incurred by the Agent or the Fronting Bank pursuant to Section 9.01) or under any other Financing Document. Any amounts other than amounts referred to in this Section 7 received by the Agent, the Arranger or the Fronting Bank from the Borrower pursuant to this Agreement or any other Financing Document shall be the Agent's, the Arranger's or the Fronting Bank's, as the case may be, sole property and shall be retained by the Agent, the Arranger or the Fronting Bank, as the case may be, for its own account and no Lender shall have any rights with respect to such amounts; provided, however, that if each Lender has paid its pro rata share (based on its Percentage) of any amounts described in Section 8.06 of this Agreement, and the Agent is thereafter reimbursed therefor by the Borrower or otherwise, then each Lender which makes any payment to the Agent pursuant to Section 8.06 will be entitled to receive its pro rata share (based on its proportionate share of the advances made to the Agent under Section 8.06) of such reimbursement.

                  7.03 Adjustment of Commitments. Each Lender's Commitment shall be reduced concurrently with any reduction of the Stated Amount of any Letter of Credit by its Percentage of such reduction.

                  7.04 Notices to the Lenders. Upon receipt by the Agent of any notice under this Agreement, the Agent shall promptly forward copies of any such notice to the Fronting Bank and each Lender.

                  Section 8. The Agent. Except for the rights of the Borrower set forth in Section 8.08, the provisions of this Section 8 are for the sole and exclusive benefit of the Agent, the Fronting Bank and the Lenders and the Borrower shall have no rights or obligations under this Section 8.

                  8.01 Appointment. The Fronting Bank and the Lenders hereby designate Commerzbank as Agent to act as specified herein and in the other Financing Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement, the other Financing Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

                  8.02 Nature of Duties. The Agent shall have no duties or responsibilities to the Arranger, the Fronting Bank or the Lenders except those expressly set forth in this Agreement and the Financing Documents. Except as provided in Section 9.01, neither the Agent nor any of its respective officers, directors, agents or employees shall be liable to the Arranger, the Fronting Bank or any Lender for any action taken or omitted by it or them hereunder or under any other Financing Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Financing Document a fiduciary relationship in respect of the Arranger, the Fronting Bank or any Lender; and nothing in this Agreement or any other Financing Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Financing Document except as expressly set forth herein.

                  8.03 Lack of Reliance on Agent. Independently and without reliance upon the Agent or the Arranger, the Fronting Bank and each Lender, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the Borrower in connection with its execution and delivery of this Agreement and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide the Arranger, the Fronting Bank or any Lender with any credit or other information with respect thereto, whether coming into its possession before the payment of Reimbursement Amounts or at any time or times thereafter. The Agent shall not be responsible to the Arranger, the Fronting Bank or any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Financing Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Financing Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

                  8.04 Certain Rights of the Agent. If the Agent shall request instructions from the Fronting Bank or the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Financing Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Fronting Bank or the Lenders, as the case may be; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither the Fronting Bank nor any Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Financing Document in accordance with the instructions of the Fronting Bank and the Majority Lenders.

                  8.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Financing Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

                  8.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Fronting Bank and each Lender will reimburse and indemnify the Agent for and against any and all Losses of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Financing Document, or in any way relating to or arising out of this Agreement or any other Financing Document, (a) in the case of the Fronting Bank, in an amount equal to the Losses less the portion, if any, of such Losses payable by the Lenders pursuant to clause (b) below, and (b) in the case of any Lender, in an amount equal to its Percentage of such Losses, provided that the neither the Fronting Bank nor any Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct; and provided further that upon such reimbursement and indemnification by the Fronting Bank and the Lenders, the Fronting Bank and the Lenders shall be subrogated to all rights which the Agent has with respect thereto.

                  8.07 The Agent in its Individual Capacity. With respect to its obligation, if any, to pay Reimbursement Amounts under this Agreement, the Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein. The term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include the Agent its individual capacity as a Lender. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Arranger, the Fronting Bank or the Lenders.

                  8.08     Resignation by the Agent.

                  (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Financing Documents at any time by giving 30 days' prior written notice to the Borrower, the Fronting Bank and each Lender; provided, however, that if the Agent shall determine, in its sole discretion, that its resignation shall be immediately required by law, no prior notice shall be required. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Borrower shall appoint a successor Agent hereunder which shall be a commercial bank or trust company reasonably acceptable to the Fronting Bank and the Majority Lenders.

                  (c) If a successor Agent shall not have been so appointed within such 30 day period, the Fronting Bank and the Majority Lenders may then appoint a successor Agent reasonably acceptable to the Borrower who shall serve as Agent hereunder or thereunder.

                  (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 35th day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Fronting Bank and the Lenders shall thereafter perform all the duties of the Agent hereunder and/or under any other Financing Document until such time, if any, as the Borrower appoints a successor Agent as provided above.

                  8.09 Arranger. The Arranger has no duties or responsibilities to the Agent, the Fronting Bank or the Lenders under this Agreement or the other Financing Documents. Neither the Arranger nor any of its officers, directors, agents or employees shall be liable to the Agent, the Fronting Bank or any Lender for any action taken or omitted by it or them hereunder or under any Financing Document or in connection herewith or therewith. The Arranger shall not have by reason of this Agreement or any other Financing Document a fiduciary relationship in respect of the Agent, the Fronting Bank or any Lender, and nothing in this Agreement or any other Financing Document, expressed or implied, is intended to or shall be so construed as to impose upon the Arranger any obligations in respect of this Agreement or any other Financing Document.

                  Section 9.        Miscellaneous.

                  9.01     Indemnification.

                  (a) The Borrower agrees to indemnify and hold the Agent, the Arranger, the Fronting Bank and each Lender harmless from and against any and all Losses which the Agent, the Arranger, the Fronting Bank or any Lender may incur or which may be claimed against the Agent, the Arranger, the Fronting Bank or any Lender by any person or entity by reason of or in connection with
(i) the execution, delivery and performance of this Agreement, the other Financing Documents and the Bond Documents, or (ii) the payment or failure to make lawful payment under this Agreement; provided, however, that the Borrower shall not be required to indemnify the Agent, the Arranger, the Fronting Bank or any Lender for any Losses to the extent caused by (A) the failure of such Person to satisfy its obligations under this Agreement, or (B) such Person's gross negligence or willful misconduct.

For purposes of clause (B) of the preceding sentence, the gross negligence or willful misconduct of a Person in one capacity shall be attributed to the same Person in all other capacities. Nothing in this Section 9.01(a) is intended to limit the Borrower's obligations contained in this Agreement. Without prejudice to the survival of any other obligations of the Borrower herein contained, the obligations of the Borrower set forth in this Section 9.01(a) shall survive the payment in full of amounts payable hereunder and the termination of this Agreement.

                  (b) In case any claim is asserted or any action or proceeding covered by the indemnification provisions hereof is brought against any person entitled to indemnification hereunder (any such person, the "Indemnitee"), the Indemnitee shall promptly notify the party hereunder required to indemnify such person (the "Indemnitor") in writing of such claim, action or proceeding, and the Indemnitor shall resist, settle or defend such claim, action or proceeding. If, within 10 Business Days after the Indemnitor's receipt of such notice, the Indemnitor does not commence and continue to prosecute the defense of such claim, action or proceeding, or if there exists a conflict which would or does preclude the Indemnitor from representing the Indemnitee's interest, the Indemnitee may, upon 5 Business Days' notice, retain counsel to represent it in such defense and the reasonable fees and expenses of the Indemnitee's counsel shall be deemed to be an expense payable by the Indemnitor for the purpose of this Section 9.01. Subject to the foregoing, the Indemnitee shall cooperate and join with the Indemnitor, at the expense of the Indemnitor, as may be required in connection with any action taken or defended by the Indemnitor.

                  9.02 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Agent, on behalf of itself, the Fronting Bank and each Lender, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower then existing under this Agreement held by the Agent. The right of the Agent under this Section 9.02 is in addition to other rights and remedies which the Agent, the Fronting Bank or such Lender may have. Promptly following any exercise of the right of setoff, the Agent shall give the Borrower written notice thereof.

                  9.03 Notices. Except as otherwise expressly provided herein, all notices, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered:

If to the Borrower:                 Delta Air Lines, Inc.
                                    William B. Hartsfield Atlanta
                                    International Airport
                                    Atlanta, Georgia 30320
                                    Attention:  Treasurer
                                    Telephone:
                                    Facsimile:

If to the Arranger, the Agent       Commerzbank AG,
or the Fronting Bank, at:           New York Branch
                                    2 World Financial Center

                                    New York, New York 10281-1050
                                    Attention: Joachim Pausch
                                    Telephone No.: (212) 266-7255
                                    Facsimile No.: (212) 266- 7427

if to any initial Lender, at:       the address specified opposite
                                    its signature on this Agreement;
                                    and

if to any other Lender, at:         the address specified in the
                                    Register for such Lender;

or at such other address, telephone number or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective when received.

                  9.04     Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement except in connection with a merger, consolidation or transfer of assets permitted under Section 5.01 hereof, (ii) the Fronting Bank may not assign or otherwise transfer any of its obligations under the Letters of Credit, (iii) neither the Fronting Bank nor any Lender shall assign its rights and obligations hereunder unless the Fronting Bank or such Lender, as the case may be, complies with the requirements of subsections 9.04(b) through 9.04(e) hereof and (iv) neither the Fronting Bank nor any Lender shall grant participations in this Agreement unless the Fronting Bank or such Lender, as the case may be, complies with the requirements of subsection 9.04(f) hereof.

                  (b) The Fronting Bank and each Lender may, with the prior written consent of the Agent, not to be unreasonably withheld or delayed (it being understood that the failure of the Agent to consent to a transfer based upon the lack of creditworthiness or perceived lack of creditworthiness of the proposed transferee shall, in all cases, be deemed "reasonable"), and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, not to be unreasonably withheld or delayed, assign to one or more assignees all or a portion of its Fronting Bank Interests and, in the case of a Lender, its Commitment hereunder; provided, however, that (i) the consent of the Borrower shall not be required in the case of an assignment to an assignee that is already a Lender; (ii) each such assignment shall be of a constant, and not a varying, percentage of Fronting Bank Interests and Commitment; (iii) no partial assignment shall, as of the effective date of such assignment, result in the sum of the assigning Lender's Commitment and Fronting Bank Interests being less than $5,000,000, this Section 9.04(b)(iii) being inapplicable to an assignment among and between the Fronting Bank, the Lenders and their respective Affiliates; (iv) no partial assignment shall, as of the effective date of such assignment, result in the assignee holding a Commitment and Fronting Bank Interests in an aggregate amount less than $5,000,000, this
Section 9.04(b)(iv) being inapplicable to an assignment among and between the Fronting Bank, the Lenders and their respective Affiliates; (v) no assignment shall, as of the effective date of such assignment, increase the Borrower's obligations, if any, to the assignee under any

Financing Document, including, without limitation, Sections 2.03(i), 2.04, 2.05,
2.06 or 9.01 of this Agreement as of such date beyond those obligations, if any, owing as of such date to the Fronting Bank or the assigning Lender, as the case may be; and (vi) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance and the assigning Lender shall deliver to the Agent a processing and recordation fee of $3,500 which shall not be payable by the Borrower. The Agent shall deliver a copy of any such Assignment and Acceptance to the Borrower and the Fronting Bank promptly after receipt thereof. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement as well as the rights in the Fronting Bank Interests so assigned and (B) the Fronting Bank or the assigning Lender, as the case may be, thereunder shall, to the extent provided in such assignment, cease to have any rights in the Fronting Bank Interests and, in the case of an assigning Lender, the Commitment or part thereof so assigned.

                  (c) By executing and delivering an Assignment and Acceptance, the Fronting Bank or the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the Fronting Bank Interests being assigned thereby free and clear of any adverse claim, the Fronting Bank or the assigning Lender, as the case may be, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with its Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto or thereto; (ii) the Fronting Bank or the assigning Lender, as the case may be, makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance and this Agreement; (iv) such assignee will independently and without reliance upon the Agent, the Fronting Bank or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and any other Financing Document as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and any other Financing Document are required to be performed by it as a Lender.

                  (d)      The Agent shall maintain at its address set forth in
Section 9.03, a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of (i) the name and address of the Fronting Bank and the amount of its Fronting Bank Interests and (ii) the names and addresses of the Lenders and their respective Commitments, Percentages and participation interests in the Fronting Bank Interests. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent, the Fronting Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of any Fronting Bank Interests as the owner thereof for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Fronting Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by the Fronting Bank or an assigning Lender and an assignee together with the processing and recordation fee referred to in paragraph (b) above, the Agent shall (subject, so long as no Default or Event of Default has occurred and is continuing, to the consent of the Borrower to such assignment which consent shall not be unreasonably withheld or delayed), (i) accept such Assignment and Acceptance, (ii) modify the Register to reflect the Commitment, Percentage and amount of Fronting Bank Interests of the assignee Lender and the reduced Fronting Bank Interests of the Fronting Bank or the assigning Lender, as the case may be, and (iii) give prompt notice thereof to the Borrower and the Fronting Bank.

                  (f) The Fronting Bank and each Lender may without the consent of the Borrower sell subparticipation interests to one or more banks or other entities in all or a portion of its Fronting Bank Interests or participation interests therein; provided, however, that (i) the Fronting Bank's or such Lender's obligations, and the Borrower's obligations, under this Agreement shall remain unchanged, (ii) the Fronting Bank or such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) a Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.03(i), 2.04, 2.05, 2.06, and
9.01 to the same extent that the Fronting Bank or the Lender from which such Participant acquired its subparticipation would be entitled to the benefit of such cost protection provisions if such subparticipation had not been sold, granted or assigned, (iv) no subparticipation shall increase the Borrower's obligations hereunder beyond those that exist in favor of the Fronting Bank or the Lender granting such subparticipation; and (v) the Borrower, the Fronting Bank, the Agent and the other Lenders shall continue to deal solely and directly with the Fronting Bank or such Lender in connection with the Fronting Bank's or such Lender's rights and obligations under this Agreement, and the Fronting Bank or such Lender shall retain the sole right to enforce the obligations of the Borrower hereunder and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document (other than amendments, modifications or waivers which (A) waive or reduce fees payable hereunder, (B) waive or reduce the amount of principal of or the rate at which default interest is payable on Reimbursement Obligations, (C) change the dates fixed for payments of such amounts, (D) increase the aggregate Stated Amount of the Letters of Credit or the granting Lender's Commitment and (E) extend the Termination Date of any Letter of Credit).

                  9.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, the Fronting Bank or any Lender in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Borrower, the Agent, the Fronting Bank or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Fronting Bank or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Fronting Bank or any Lender to any other or further action in any circumstances without notice or demand.

                  9.06 Payments Pro Rata. The Fronting Bank and each Lender agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, Reimbursement Obligations or fees, which with respect to the related amount or amounts received by the Fronting Bank and/or other Lenders is in a greater proportion than the total amount of such Reimbursement Obligations or fees then owed and due to the Fronting Bank or such Lender bears to the total amount of such Reimbursement Obligations or fees then owed and due to the Fronting Bank and/or all of the Lenders immediately prior to such receipt, then the Fronting Bank or such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the Fronting Bank and/or the other Lenders an interest in the Reimbursement Obligations or fees then owed to the Fronting Bank and/or such Lenders in such amount as shall result in a proportional participation by the Fronting Bank and/or all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from the Fronting Bank or such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  9.07     Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  (b) Any legal action or proceeding against the Borrower with respect to this Agreement may be brought in any court of the State of New York sitting in the Borough of Manhattan or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for such purposes.

                  (c) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  9.08 Amendment or Waiver. Neither this Agreement nor any terms hereof (other than the provisions of Sections 7 and 8) may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination has been consented to in writing signed by the Agent, the Fronting Bank, the Majority Lenders and the Borrower; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Lender, (a) extend the final maturity of any Reimbursement Obligation, or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect, (b) reduce the amount of any fee payable to such Lender or change the time for payment of any such fee, (c) amend, modify or waive any provision of this Section 9.08 or Sections 2.03(i), 2.04(a), 2.04(b), 2.04(d), 2.05, 2.06, 8.06, 9.01, 9.04 or
9.06, (d) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Financing Document, (e) extend the scheduled expiration date of any Letter of Credit pursuant to Section 2.11, (f) amend or modify the defined terms "Majority Lenders" or "Advance Repayment Date" or "Applicable Fee" or "Applicable Margin", or (g) release the Collateral other than pursuant to Section 6.02(a). The provisions of Sections 7 and 8 (except for Section 8.08) may only be amended or waived by a written instrument signed by the Agent, the Fronting Bank and the Majority Lenders.
Section 8.08 may only be amended or waived by a written instrument signed by the Borrower, the Agent, the Fronting Bank and the Majority Lenders.

                  9.09 Termination of Letters of Credit; Survival. The Borrower may, if the Applicable Indenture so provides, without penalty, replace or terminate any Letter of Credit issued hereunder at any time. Except for the Borrower's indemnification obligations under this Agreement, which indemnification obligations shall expressly survive the termination of this Agreement, this Agreement shall terminate as soon as all Letters of Credit issued hereunder have terminated in accordance with their terms and all reimbursement obligations of the Borrower set forth herein shall have been paid in full.

                  9.10 Entire Agreement. This Agreement and the other Financing Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Financing Documents. Nothing in this Agreement or in the other Financing Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Financing Documents.

                  9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

                  9.12 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  9.13     Nature of Duties.

                  (a) None of the Agent, the Fronting Bank or the Lenders shall be responsible: (i) for the form, validity, accuracy, genuineness, or legal effect of any document submitted by any party to the Fronting Bank in connection with the application for and issuance of or payment under any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent, or forged; (ii) for the validity of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; and (iv) for any consequences arising from causes beyond the control of the Agent, the Fronting Bank or the Lenders, including, without limitation, any acts by Governmental Authorities; provided that, the Borrower shall have a claim against the Fronting Bank and the Fronting Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (A) the Agent's, the Fronting Bank's or any Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (B) the Fronting Bank's willful failure or gross negligence to pay under any Letter of Credit after the presentation to it by the beneficiary thereof of a demand and certificate strictly complying with the terms and conditions of such Letter of Credit.

                  (b) The Borrower assumes all risks associated with the acceptance by the Fronting Bank of any proper draw certificate received by telecommunication, it being agreed that the use of telecommunication devices is for the benefit of the Borrower and that the Fronting Bank and Lenders assume no liabilities or risks with respect to the receipt of any proper draw certificate by telecommunication device.

                  9.14 Fronting Bank Cooperation. The Fronting Bank agrees to cooperate with the Borrower in connection with the sale and remarketing of Bonds by providing the Borrower with (a) current disclosure regarding the Fronting Bank for inclusion in any Official Statement, (b) customary closing certificates and (c) customary legal opinions.


                                     * * *

         IN WITNESS WHEREOF, the parties below have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    DELTA AIR LINES, INC.


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:



                  [Signature Page to Reimbursement Agreement]

                                    COMMERZBANK AG, New York Branch,
                                    in its capacity as the Agent, the Arranger and the Fronting Bank


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                  [Signature Page to Reimbursement Agreement]

                                    "Lenders"


Commitment

$35,000,000                         COMMERZBANK AG, New York Branch


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    Commerzbank AG, New York Branch
                                    2 World Financial Center
                                    New York, New York 10281-1050
                                    Attn.: Joachim Pausch


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         BANCA NAZIONALE DEL LAVORO S.p.A.,
                                    New York Branch


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    25 West 51st Street
                                    New York, NY  10019
                                    Attn: Giulio Giovine


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         BAYERISCHE LANDESBANK GIROZENTRALE,
                                    Cayman Island Branch


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    560 Lexington Avenue
                                    New York, NY  10022
                                    Attn: James Fox


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         CITIBANK, N.A.


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    Credit Contact: Kirk P. Lakeman
                                    400 Perimeter Center Terrace
                                    Suite 600
                                    Atlanta, GA  30346


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         CREDIT INDUSTRIEL ET COMMERCIAL


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    520 Madison Avenue
                                    New York, NY  10022
                                    Attn: Eric Longuet


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         THE DAI-ICHI KANGYO BANK, LTD.


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    One World Trade Center
                                    Suite 4911
                                    New York, NY  10048
                                    Attn: Robert Gallagher, Jr.


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    191 Peachtree Street, N.E.
                                    Suite 3825
                                    Atlanta, GA  30303
                                    Attn: James Masters


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         SUNTRUST BANK


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    303 Peachtree Street
                                    3rd Floor
                                    Atlanta, GA 30308
                                    Attn: Debbie Armstrong


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         THE SANWA BANK, LIMITED


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    Park Avenue Plaza
                                    55 East 52nd Street
                                    New York, NY  10055
                                    Attn: Michael Lawrence


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         WACHOVIA BANK, N.A.


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    191 Peachtree Street, N.E.
                                    29th Floor
                                    Mailcode: GA-3940
                                    Atlanta, GA  30303
                                    Attn: Tom Gleason


                  [Signature Page to Reimbursement Agreement]

Commitment

$27,000,000                         WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                    New York Branch


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    1211 Avenue of the Americas
                                    New York, NY  10036
                                    Attn: Walter T. Duffy III


                  [Signature Page to Reimbursement Agreement]

Commitment

$19,000,000                         BAYERISCHE HYPO- UND VEREINSBANK AG,
                                    New York Branch


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    150 East 42nd Street
                                    New York, NY  10017
                                    Attn: Marianne Weinzinger


                  [Signature Page to Reimbursement Agreement]

Commitment

$19,000,000                         DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG,
                                    Cayman Islands Branch


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    One Peachtree Ctr.
                                    303 Peachtree Street N.E.
                                    Suite 2900
                                    Atlanta, GA  30308
                                    Attn: John Somers


                  [Signature Page to Reimbursement Agreement]

Commitment

$19,000,000                         NATEXIS BANQUE


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    45 rue Saint Dominique
                                    75700 Paris, 07 SP France
                                    Attn: Michel Heraud


                  [Signature Page to Reimbursement Agreement]

Commitment

$19,000,000                         NORDDEUTSCHE LANDESBANK GIROZENTRALE,
                                    New York Branch and/or Cayman Islands
                                    Branch


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    1114 Avenue of the Americas
                                    37th Floor
                                    New York, NY 10036
                                    Attn: Stephanie Finnen


                  [Signature Page to Reimbursement Agreement]

Commitment

$19,000,000                         THE SAKURA BANK, LIMITED


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    101 Park Avenue
                                    17th Floor
                                    New York, NY 10178
                                    Attn: Yoshikazu Nagura


                  [Signature Page to Reimbursement Agreement]

Commitment

$15,000,000                         LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    Address for Notice

                                    Martensdamm 6
                                    Kiel, Germany 24103
                                    Attn: Constanze Lorsch


                  [Signature Page to Reimbursement Agreement]

                                                                      EXHIBIT A


                           FORM OF NOTICE OF ISSUANCE


No. __________(1)                                        Dated ___________ (2)


COMMERZBANK AG, NEW YORK BRANCH as the Agent and the Fronting Bank under the Reimbursement Agreement (as amended, modified or supplemented from time to time, the "Reimbursement Agreement"), dated as of May 1, 2000 among Delta Air Lines, Inc. Commerzbank AG, New York Branch as the Fronting Bank, Agent and Arranger and the Lenders from time to time party thereto

2 World Financial Center
New York, New York  10281-1050
Attention:  Joachim Pausch
Telephone No.:  (212) 266-7255
Facsimile No.:  (212) 266-7427


Dear Sirs:

                  We hereby give you notice pursuant to Section 3.02 of the Reimbursement Agreement, that the undersigned requests that the Fronting Bank, issue a Letter of Credit for the account of the undersigned on ___________ (3) (the "Date of Issuance") in the aggregate stated amount of ___________ (4). This notice may only be revoked by the undersigned in the event the Bonds to be secured by the Letter of Credit described herein are not issued on the Date of Issuance.


---------
(1)      Notice of Issuance Request Number.

(2)      Date of Notice of Issuance Request.

(3) Date of Issuance which shall be a Business Day not less than five (5) Business Days following the Agent's receipt of such Notice of Issuance, provided that such time period shall not commence until the Agent and its counsel are satisfied with the wording of the Letter of Credit and the Bond Documents for the Bonds that are to be secured by such Letter of Credit, and, provided further that the Notice of Issuance in connection with the issuance of the first three Letters of Credit issued under the Reimbursement Agreement shall be delivered at any time on or prior to the Effective Date.

(4)      The Stated Amount of Letter of Credit.

                                                                      Exhibit A
                                                                         Page 2


                  For purposes of this Notice of Issuance, unless otherwise defined herein, all capitalized terms used herein which are defined in the Reimbursement Agreement shall have the respective meaning provided therein.

                  The beneficiary of the requested Letter of Credit will be _________ (5), and such Letter of Credit will be in support of __________ (6) and will have a stated expiration date of _____________ (7).

                  The Letter of Credit is in substantially the form attached as Exhibit C to the Reimbursement Agreement and should be delivered __________ (8).

                  The undersigned hereby certifies that the following statements are true on the date hereof:

                  (a) The Borrower's representations and warranties contained in Sections 4.01, 4.02, 4.03, 4.05, 4.06, 4.09(a), 4.09(c),
         4.10, 4.12 and 4.13 of the Reimbursement Agreement are true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

                  (b) No event has occurred and is continuing, or will result from the issuance of the Letter of Credit requested hereby, which constitutes or, after giving effect to such issuance of the Letter of Credit, would constitute a Default or an Event of Default; and

                  (c) After giving effect to the issuance of the Letter of Credit requested hereby, the aggregate principal amount of the Stated Amounts of all issued and outstanding Letters of Credit shall not exceed $415,000,000.


---------
(5)      Insert name and address of beneficiary.

(6)      Insert description of Bonds being secured.

(7) Insert last date upon which drafts may be presented which shall be a Business Day not later than the third anniversary of the Date of Issuance.

(8)      Insert delivery instructions.

                                                                      Exhibit A
                                                                         Page 3


                                    Very truly yours,

                                    DELTA AIR LINES, INC.


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:

                                                                      EXHIBIT B


                       FORM OF ASSIGNMENT AND ACCEPTANCE


                                                          __________, 200__ (1)


                  Reference is made to the Reimbursement Agreement, dated as of May 1, 2000 (the "Agreement"), by and among Delta Air Lines, Inc. (the "Borrower"), Commerzbank AG, New York Branch, as Agent, Fronting Bank and Arranger and certain other Lenders named therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given thereto in the Agreement.

                  ________________________ (2) (the "Assignor") and
______________________ (3) (the "Assignee") hereby agree as follows:

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases as of the Effective Date set forth below, a ___% interest in and to all the Assignor's participation interests in and to all of the outstanding Fronting Bank Interests and unpaid commitment fees and letter of credit commissions due under section 2.04(a) and 2.04(b) of the Agreement to the Assignor [, and the Assignor's Commitment under the Agreement] (4).

                  2. The Assignor represents and warrants to the Assignee that (a) it is the legal and beneficial owner of the interests being assigned hereby free and clear of any adverse claim, and (b) it is not in default under any of its obligations set forth in the Agreement. The Assignor does not represent or warrant and assumes no responsibility (x) with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any Financing Document, any Bond Document or any other instrument or document furnished thereunder or pursuant thereto; and (y) with respect to the financial position of the Borrower or the performance or observance by the Borrower of any of its obligations under the Agreement, any Financing Document, any Bond Document or any other instrument or document furnished thereunder or pursuant thereto.

                  3. The Assignee (a) represents and warrants to the Assignor that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered


---------
(1) Insert date on which this Assignment and Acceptance is executed and delivered

(2)      Insert legal name of Assignor.

(3) Insert legal name of financial institution to which the Assignor is assigning its Fronting Bank Interests.

(4)      Insert if the Assignor is a Lender.

                                                                      Exhibit B
                                                                         Page 2


pursuant to Section 5 of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) will independently and without reliance upon the Agent, the Fronting Bank or such assigning Lender, as the case may be, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (d) appoints and authorizes the Agent and the Fronting Bank to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent and the Fronting Bank by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

                  4. From and after the Effective Date (a) the Assignee shall be party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder as well as the rights in the interests and commitment fees so assigned and (b) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

                  5. This Assignment and Acceptance will be delivered to the Agent together with a process and recordation fee of $3,500.00 from the Assignor.

                  6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  7. The effective date of this Assignment and Acceptance shall be __________________ (5) (the "Effective Date").


---------
(5) Insert a date at least five Business Days after the date on which this Assignment and Acceptance is executed.

                                                                      Exhibit B
                                                                         Page 3


             IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed and delivered by their respective duly authorized officers as of the date first written above.


                                    [NAME OF ASSIGNOR]


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    [NAME OF ASSIGNEE]


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                      Exhibit B
                                                                         Page 4


Agreed to and Accepted: (6)


DELTA AIR LINES, INC.


By:
   ----------------------------------
Name:
Title:


Agreed to and Accepted:


COMMERZBANK AG, New York Branch,
in its capacity as Agent


By:
   ----------------------------------
   Name:
   Title:


---------
(6)      Insert if the Borrower or the Agent have the right to consent.

                                                                      EXHIBIT C


                            FORM OF LETTER OF CREDIT


                               [_______], 200[_]

                           Letter of Credit No.______


[Applicable Bond Trustee]

------------------------------

------------------------------
Attention:
Telephone:
Facsimile:

Ladies and Gentlemen:

                  At the request and on the instructions of Delta Air Lines, Inc., a Delaware corporation (the "Company"), we hereby establish in your favor, as trustee under the Trust Indenture, dated as of [________] (the "Indenture"), between [___________________](the "Issuer") and you, pursuant to which $[__________] in aggregate principal amount of the Issuer's [_____________________](the "Bonds") have been issued, this Irrevocable Direct-Pay Letter of Credit No. [___________] in the amount of $[___________] (hereinafter, as reduced and reinstated from time to time in accordance with the provisions hereof, the "Stated Amount"), of which (a) an amount not exceeding $[___________] (as reduced and reinstated from time to time in accordance with the terms hereof, the "Principal Component") may be drawn upon with respect to payment of the unpaid principal amount of Bonds at maturity, upon acceleration or upon redemption or the portion of the purchase price corresponding to principal of Bonds delivered for purchase under the Indenture and either not remarketed or for which no remarketing proceeds have been received prior to such drawing and (b) an amount not exceeding $[_________] (as reduced and reinstated from time to time in accordance with the terms hereof, the "Interest Component") may be drawn upon with respect to payment of accrued interest on the Bonds or the portion of the purchase price of Bonds so delivered for purchase corresponding to interest accrued on the Bonds on or prior to the stated maturity thereof, effective immediately and expiring at the close of business on [___________] unless terminated earlier in accordance with the provisions hereof.

                  Funds under this Letter of Credit will be made available to you, to your account with us or to your designee (named in a written demand as specified below) against receipt by us of one or more written demands for payment, each in the form of the certificate attached as Exhibit A hereto, and specifying the type of Drawing or Drawings being made as follows:

                  (A) a drawing with respect to payment of the portion of the purchase price corresponding to principal of Bonds to be purchased from the holder thereof pursuant to

                                                                      Exhibit C
                                                                         Page 2


Sections [___] and [___] of the Indenture which Bonds have either not been remarketed or for which no remarketing proceeds have been received prior to such drawing (an ""A" Drawing");

                  (B) a drawing with respect to the payment of principal of the Bonds, whether at maturity or upon acceleration or redemption pursuant to Sections [___] and [___] of the Indenture (a ""B" Drawing");

                  (C) a drawing with respect to the payment of the portion of the purchase price of Bonds to be purchased from the holder thereof pursuant to Sections [___] and [___] of the Indenture corresponding to accrued interest (a ""C" Drawing"); and

                  (D) a drawing with respect to the payment of accrued interest or with respect to the payment of interest in accordance with Section [___] of the Indenture (a ""D" Drawing").

                  An "A" Drawing and a "C" Drawing made to purchase Bonds tendered at the request of the holders thereof pursuant to Section [___] of the Indenture is hereinafter collectively referred to as a "Liquidity Drawing."

                  Such certificate or certificates shall be appropriately completed and executed by a purported Authorized Officer (as hereinafter defined) and shall be presented only on a Business Day (as hereinafter defined) to us by facsimile (to facsimile number (212) 266-7427 or such other facsimile number as may be designated by us in writing to you from time to time). Prior to, or contemporaneously with, the presentation of a certificate or certificates hereunder, you shall use best efforts to give telephonic notice (by call to telephone number (212) 266-7255 or such other number designated by us in writing to you from time to time) of your intention to present such certificate or certificates and stating the amount or amounts to be demanded; provided, however, that such telephonic notice and subsequent overnight delivery shall not be conditions precedent to our obligation to honor a drawing otherwise made in compliance with the terms hereof.

                  Demands for payment may be made by you under this Letter of Credit at any time during our business hours at our aforesaid address on a Business Day (as hereinafter defined). If demand for payment (other than a Liquidity Drawing) is made by you hereunder at or prior to 10:00 a.m. on a Business Day and such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you or to your designee by wire transfer of the amount demanded, in same day funds, not later than 2:00 p.m. on the same Business Day or such later Business Day as you may specify in your demand. If demand for payment (other than a Liquidity Drawing) is made by you hereunder after 10:00 a.m. on a Business Day and such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you or to your designee by wire transfer of the amount demanded, in same day funds, not later than 2:00 p.m. on the next succeeding Business Day or such later Business Day as you may specify in your demand. If demand for payment pursuant to a Liquidity Drawing is made by you hereunder at or prior to 1:00 p.m. on a Business Day and such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you or to your designee by wire transfer of the amount demanded, in

                                                                      Exhibit C
                                                                         Page 3


same day funds, not later than 3:00 p.m. on the same Business Day or such later Business Day as you may specify in your demand. If demand for payment pursuant to a Liquidity Drawing is made by you hereunder after 1:00 p.m. on a Business Day and such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you or to your designee by wire transfer of the amount demanded, in same day funds, not later than 3:00 p.m. on the next succeeding Business Day or such later Business Day as you may specify in your demand.

                  If requested by you, payment under this Letter of Credit will be made by deposit of same day funds into a designated account that you maintain with us. All payments hereunder will be made with our own funds.

                  Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may have been reinstated by us as provided in the second succeeding paragraph. Subject to the preceding sentence, each "A" Drawing and each "B" Drawing honored hereunder shall pro tanto reduce the Principal Component, and each "C" Drawing and "D" Drawing honored hereunder shall pro tanto reduce the Interest Component. Any such reduction in accordance with the preceding sentence shall result in a corresponding reduction in the Stated Amount, it being understood that after the effectiveness of any such reduction you shall no longer have any right to make a drawing hereunder in respect of the amount of such principal of and/or interest on the Bonds or the payment of the purchase price corresponding thereto.

                  Upon receipt by us of a Notice of Reduction or Termination in the form attached hereto as Exhibit B signed on your behalf by a purported Authorized Officer (as hereinafter defined) and appropriately completed, this Letter of Credit shall be terminated, or the Stated Amount, the Principal Component and/or the Interest Component, as the case may be, shall thereupon be reduced by the amount specified therein.

                  Following any "A" Drawing, and for the corresponding "C" Drawing, if any, immediately upon our being fully reimbursed therefor the Stated Amount and the Principal Component shall be reinstated (effective on such reimbursement) by the amount of such "A" Drawing and, if applicable, the Stated Amount and the Interest Component shall be reinstated (effective on such reimbursement) by the amount of such "C" Drawing; provided, however, the Stated Amount, the Principal Component and the Interest Component shall be permanently reduced to zero and shall not be reinstated once the Bank has honored an "A" Drawing and/or a "C" Drawing made to purchase Bonds at our direction following a Change in Control or an Event of Default under, and as defined in, the Reimbursement Agreement, dated as of May 1, 2000, among the Company, the financial institutions described as Lenders therein, the Agent for the Lenders and us (the "Reimbursement Agreement"). In addition, if you shall not have received, within seven calendar days after any payment in respect of a "D" Drawing, written notice from us to the effect that an Event of Default under the Reimbursement Agreement has occurred and is continuing and that we are not reinstating the Interest Component, the Stated Amount and the Interest Component will automatically be reinstated, as of the close of business

                                                                      Exhibit C
                                                                         Page 4


on the seventh calendar day following such "D" Drawing, by an amount equal to the amount thereof.

                  Only you or your successor as trustee under the Indenture may make a drawing under this Letter of Credit. Upon payment to you, to your designee or to your account of the amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such demand for payment and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment to you or any other person who may have made to you or makes a demand for payment of principal of, purchase price of, or interest on, any Bond. By paying to you, to your designee or to your account an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

                  This Letter of Credit applies only to the payment of principal or the portion of the purchase price of Bonds corresponding to principal and the payment of up to 45 days' interest or the portion of the purchase price corresponding to up to 45 days' interest (computed at an assumed rate of 12% per annum calculated on the basis of a 365 day year) accruing on the Bonds on or prior to the expiration of this Letter of Credit and does not apply to any interest that may accrue thereon or any principal which may be payable with respect thereto after such date.

                  Upon the earliest of (i) the making by you of the final drawing available to be made hereunder and payment thereof, (ii) the expiration date stated above, or (iii) the surrender by you to us of this Letter of Credit in connection with delivery of a certificate in the form of Exhibit B attached hereto stating that this Letter of Credit is terminated, this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

                  Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address specified above and shall specifically refer to this Letter of Credit by number. All times of day referred to in this Letter of Credit refer to prevailing Eastern Time in New York.

                  This Letter of Credit may be transferred in its entirety (but not in part) to a successor trustee properly appointed and qualified pursuant to Section [___] of the Indenture (a "Transferee"), and such transferred Letter of Credit may be successively transferred. If this Letter of Credit is transferred to a Transferee, all references to the Trustee in this Letter of Credit and the certificates attached hereto shall be deemed references to such Transferee. Transfer of the balance available to be drawn under this Letter of Credit to a Transferee shall be effected by a request which shall (i) be in the form of Exhibit C attached hereto appropriately completed, (ii) be signed by a purported Authorized Officer, (iii) state the name and address of the Transferee and (iv) be accompanied by the payment of the transfer fee of $1,000.00 from the Company. Upon such presentation and receipt, we shall forthwith effect a transfer of this Letter of Credit to the designated Transferee.

                  As used herein (a) "Authorized Officer" shall mean any of your Vice Presidents, Assistant Vice Presidents, Trust Officers or Assistant Trust Officers or any equivalent officer of a successor beneficiary hereof; and
(b) "Business Day" means a day on which banks located in

                                                                      Exhibit C
                                                                         Page 5


New York, banks located in the city in which the Principal Office of the Trustee (as defined in the Indenture) is located and banks located in the city in which the Principal Office of the Paying Agent (as defined in the Indenture) is located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

                  This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the certificates referred to herein, which form an integral part hereof; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates.

                  This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of said State.


                                    Very truly yours,


                                    COMMERZBANK AKTIENGESELLSCHAFT,
                                      NEW YORK BRANCH


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:

                                          Exhibit A To Letter of Credit No.____


                            CERTIFICATE FOR DRAWING

                                     [Date]

Commerzbank AG, New York Branch
Two World Financial Center
New York, New York 10281
Attention:  Letter of Credit Department

                  Re: Irrevocable Direct-Pay Letter of Credit No. ____ (the "Letter of Credit")

Ladies and Gentlemen:

                  [Insert name of current Trustee], as Trustee (the "Trustee"), through its undersigned duly authorized officer, hereby certifies to Commerzbank AG, New York Branch (the "Fronting Bank"), that:

                  (1) The Trustee is the Trustee under the Indenture, dated as of [_____________] (as amended or supplemented), for the holders of the Bonds.

                  (2) The Trustee is making drawings under the above-referenced Letter of Credit in the aggregate amount of $____________ consisting of the sums set forth below:

         "A" Drawing

                  The portion of the purchase price corresponding to principal of Bonds to be purchased from the holder thereof pursuant to the following Sections of the Indenture:

                  [   ]    $
                   ---

                  [   ]    $
                   ---

                  [   ]    $
                   ---

                  [   ]    $
                   ---

                  [   ]    $
                   ---

      "B" Drawing

                  The principal amount of Bonds maturing on __________________:

                  $
                   -------------

                                          Exhibit A To Letter of Credit No.____


                  The principal amount of Bonds accelerated pursuant to Section [___] of the Indenture:

                  $
                   -------------

                  The principal amount of Bonds redeemed pursuant to Section [___] of the Indenture:

                  $
                   -------------

      "C" Drawing

                  The portion of the purchase price of Bonds corresponding to accrued interest thereon, which Bonds are to be purchased from the holders thereof pursuant to following Sections of the Indenture:

                  [   ]    $
                   ---

                  [   ]    $
                   ---

                  [   ]    $
                   ---

                  [   ]    $
                   ---

                  [   ]    $
                   ---

      "D" Drawing

                  Accrued interest on the Bonds:

                  $
                   -------------

                  (3) With respect to the foregoing amounts, moneys are not otherwise available pursuant to the Indenture.

                  (4)      Payment of such amount is demanded on
[_____________________], the date on which such amount is due and payable under the Indenture, to [___________________] [insert account or designee].

                  (5) The amount demanded hereunder does not include any amount in respect of any Bonds (a) registered in the name of the Company or any affiliate or subsidiary thereof as to which the Trustee has received written notice of such ownership from the Company or (b) registered in the name of the Issuer.

                  (6) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the Letter of Credit in respect of the Principal

                                          Exhibit A To Letter of Credit No.____


Component or the Interest Component, as the case may be, or the amount which the Trustee is required to draw on the date hereof under the Indenture.

                  (7) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same, or cause the same to be applied, directly to the payments, when due, in accordance with the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

                  Capitalized terms used herein and not otherwise defined herein but defined in the Letter of Credit shall have the same meanings herein as in the Letter of Credit.


                                     * * *

                                          Exhibit A To Letter of Credit No.____


                  IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the ______ day of _____________ 200__.


                                    [INSERT NAME OF CURRENT TRUSTEE], as
                                    Trustee

                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:

                                        Exhibit B To Letter Of Credit No. _____


                       NOTICE OF REDUCTION OR TERMINATION


                                     [Date]

Commerzbank AG, New York Branch
Two World Financial Center
New York, New York 10281
Attention:  Letter of Credit Department

                  Re: Irrevocable Direct-Pay Letter of Credit No. ____ (the "Letter of Credit")

Ladies and Gentlemen:

                  [Insert name of current Trustee], as Trustee (the "Trustee"), through its undersigned duly authorized officer, hereby certifies to Commerzbank AG, New York Branch (the "Fronting Bank"), with reference to Irrevocable Letter of Credit No. __________ (the "Letter of Credit") (the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Fronting Bank in favor of the Trustee, that:

                  (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

                  (2)      The Trustee hereby informs you that (check one box):

                  [__]     (A)      the Letter of Credit is terminated.

                  [__]     (B)      the conditions precedent to the delivery of
                           a substitute letter of credit as provided in the Indenture have been satisfied and the Trustee has accepted delivery of such substitute letter of credit.

                  [__]     (C)      no Bonds remain Outstanding.

                  [__]     (D)      (i)      The Stated Amount has been
                           reduced from $______ to $_______ such reduction to be effective on ________________ (the "Effective Date");

                                    (ii)     The Principal Component has been
                           reduced from $_______ to $________, such reduction to be effective on the Effective Date;

                                    (iii)    The Interest Component has been
                           reduced from $_________ to $_______ such reduction to be effective on the Effective Date.

                  (3) We submit hereby [for cancellation] [for replacement] the original of the Letter of Credit.

                                        Exhibit B To Letter Of Credit No. _____


         IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _______ day of ___________200___.


                                    [INSERT NAME OF CURRENT TRUSTEE],
                                      as Trustee


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:

                                        Exhibit C To Letter Of Credit No. _____


                      DEMAND TO TRANSFER LETTER OF CREDIT

                                     [Date]

Commerzbank AG, New York Branch
Two World Financial Center
New York, New York 10281
Attention:  Letter of Credit Department

                  Re: Irrevocable Direct-Pay Letter of Credit No. ____ (the "Letter of Credit")

Ladies and Gentlemen:

                  The undersigned [insert name of current Trustee] ("Transferor"), through its duly authorized officer, certifies that immediately prior to the transfer contemplated hereby, Transferor was the Trustee under the Indenture for the holders of the Bonds.

                  For value received, Transferor hereby irrevocably transfers to:

                  [Name of new Trustee] ("Transferee")
                  [Address]
                  [Telephone/Facsimile]
                  [Attention]

all rights of Transferor to draw under the Letter of Credit in its entirety. Transferee has succeeded Transferor as Trustee under the Indenture described in the above referenced Letter of Credit.

                  By this transfer, all rights of Transferor in the Letter of Credit are transferred to Transferee and Transferee shall have sole rights as beneficiary thereof. All amendments are to be advised direct to Transferee without any necessity of consent or notice from Transferor.

                  By their signatures below, Transferor and Transferee acknowledge that Transferee has duly succeeded Transferor as Trustee under the Indenture, and that Transferee has agreed to be bound by the terms of the Indenture as if it were originally named "Trustee" therein.

                  Terms used but not defined herein have the meanings assigned to them in the Letter of Credit.

                  The Letter of Credit is returned herewith, and we ask you to endorse and transfer the Letter of Credit, and forward the Letter of Credit to Transferee.


                                     * * *

                                        Exhibit C To Letter Of Credit No. _____


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Certificate as of the _______ day of ___________ 200___.


                                    [INSERT NAME OF CURRENT TRUSTEE], as
                                    Trustee


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    SIGNATURE AUTHENTICATED


                                    By
                                      -----------------------------------------
                                      Name:
                                      Title:




Acknowledged and Agreed by:

[INSERT NAME OF NEW TRUSTEE]


By:
   -----------------------------
   Name:
   Title:

                                                                  SCHEDULE 4.07


                      FUNDED DEBT; SECURED OBLIGATIONS (1)


1.       6.65-9.15% Notes with maturities ranging from 1999 to 2004

2.       8.50% Notes due March 15, 2002

3.       8.125% Notes due July 1, 2039

4.       7.7% Notes due December 15, 2005

5.       7.9% Notes due December 15, 2009

6.       8.3% Notes due December 15, 2029

7. 8.10% Guaranteed Serial ESOP Notes, payable in installments between 2002 and 2009

8.       10.125% Debentures due May 15, 2010

9.       10.375% Debentures due February 1, 2011

10.      9.00% Debentures due May 15, 2016

11.      9.75% Debentures due May 15, 2021

12.      9.25% Debentures due March 15, 2022

13.      10.375% Debentures due December 15, 2022

14.      Development Authority of Fulton County Loan Agreement dated May 1,
         1998

15.      Development Authority of Fulton County Loan Agreement dated September
         1, 1992

16. Development Authority of Clayton County Loan Agreement dated May 1, 2000 (Series A, B and C)

17.      Capital Leases:

         (a)      Forty-One B737-200 Aircraft Leases

         (b)      nine Western Aircraft Leases (4 B737-200; 3 B737-300 and 2
                  B727-200)


---------
1        All of which is unsecured except Item 17(b).

                                                                  Schedule 4.07
                                                                         Page 2


18. Credit Agreement, dated as of May 2, 1997, among the Borrower, the several financial institutions which are parties hereto and Nationsbank, N.A. (South), as Agent Bank.

19. Credit Agreement, dated as of March 22, 1999, among the Borrower, the several financial institutions party thereto, The Chase Manhattan Bank and Citibank, N.A.

                              SECURED OBLIGATIONS

1. $96,500,000 The Port Authority of New York and New Jersey Special Project Bonds, Series 1R, Delta Air Lines, Inc. Project

2.       Nine Western Air Lines Capital Leases (4 B737-200; 3 B737-300 and 2
         B727-200)

3. SATO Guaranty (pledge of Borrower's government receivables to provide collateral for SATO credit agreement)

4. $58,000,000 Various Credit Agreements by 27 EMB-120 Brasilias at Atlantic Southeast Airlines, Inc.

5. $100,600,000 Various Credit Agreements by 10 CRJs and 8 Brasilias at Comair Airlines, Inc.

6.       JFK Financing*

7.       Boston Financing*


---------
         * As of the Effective Date of this Agreement, the Borrower is considering various means for financing proposed airport facilities projects at Boston Logan International Airport (BOS) and John F. Kennedy International Airport (JFK). Since the Borrower has not yet determined the structure for such financings, the intent of these provisions is to include such financings in the lists set forth in these schedules once such financings occur, if ever, and to the extent applicable to the structures ultimately selected by the Borrower.

                                                                  SCHEDULE 4.11


                     SUBSIDIARIES OF DELTA AIR LINES, INC.


Aero Assurance Ltd.

ASA Holdings, Inc. (wholly-owned subsidiary of Delta Air Lines Holdings, Inc.)

ASA Investments, Inc. (wholly-owned subsidiary of ASA Holdings, Inc.)

Atlantic Southeast Airlines, Inc. (wholly-owned subsidiary of ASA Holdings,
         Inc.)

CMD, Inc. (wholly-owned subsidiary of Comair Services, Inc.)

Comair Acquisition Co., Inc. (wholly-owned subsidiary of Comair Holdings, Inc.)

Comair Holdings, Inc. (wholly-owned subsidiary of Delta Air Lines Holdings,
         Inc.)

Comair, Inc. (wholly-owned subsidiary of Comair Holdings, Inc.)

Comair Investment Co., Inc. (wholly-owned subsidiary of Comair Holdings, Inc.)

Comair Services, Inc. (wholly-owned subsidiary of Comair Holdings, Inc.)

Comair Aviation Academy, Inc. (wholly-owned subsidiary of Comair Services,
         Inc.)

Crown Rooms, Inc.

Crown Rooms of Texas, Inc. (wholly-owned subsidiary of Crown Rooms, Inc.)

CVG Aviation, Inc. (wholly-owned subsidiary of Comair Services, Inc.)

DAL Aircraft Trading, Inc.

DAL Foreign Sales, Inc.

DAL Moscow, Inc. (wholly-owned subsidiary of Delta Air Lines Holdings, Inc.)

DAL Receivables, LLC

DASH Management, Inc.

Delta Air Lines Holdings, Inc.

Delta Air Lines, Inc. and Pan American World Airways, Inc. -
         Unterstutzungskasse GMBH

Delta Air Lines Global Services, Inc.

Delta Air Lines Receivables Corporation

                                                                  Schedule 4.11
                                                                         Page 2


Delta Benefits Management, Inc. (formerly known as Delta Air Lines Funding
         Corporation) (Class B Shares, representing 10% of the equity in DBMI, are owned by Aon Group, Inc.)

Delta Capital Markets, Inc.

Delta Connection, Inc.

Delta Loyalty Management Services, Inc. (formerly known as Delta Tel, Inc.)

Delta Technology, Inc.

Delta Ventures III, Inc. (wholly-owned subsidiary of Delta Air Lines Holdings,
         Inc.)

Epsilon Trading, Inc.

Guardant, Inc.

TransQuest Holding, Inc. (wholly-owned subsidiary of Delta Technology, Inc.)

TransQuest UK Ltd. (wholly-owned subsidiary of TransQuest Holding, Inc.)

                                                                  SCHEDULE 5.03


                              GUARANTY LIABILITIES


$88,000,000 Regional Airports Improvement Corporation 6.35% Facilities Sublease Refunding Revenue Bonds, Issue of 1996, Delta Air Lines, Inc. (Los Angeles International Airport)

SATO Guaranty (Borrower's allocable share of $25 million SATO revolving credit facility, used by SATO to advance payments to participating airlines on government receivables)

JFK Financing*

Boston Financing*


---------
* As of the Effective Date of this Agreement, the Borrower is considering various means for financing proposed airport facilities projects at Boston Logan International Airport (BOS) and John F. Kennedy International Airport (JFK). Since the Borrower has not yet determined the structure for such financings, the intent of these provisions is to include such financings in the lists set forth in these schedules once such financings occur, if ever, and to the extent applicable to the structures ultimately selected by the Borrower.

                   FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT

         THIS FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT, dated as of November 9, 2001 (this "First Amendment"), is made by and among DELTA AIR LINES, INC., a Delaware corporation (the "Borrower"), the financial institutions parties hereto (the "Lenders") and COMMERZBANK AG, acting through its New York branch ("Commerzbank"), as letter of credit fronting bank (the "Fronting Bank") and agent (the "Agent").

                                  WITNESSETH:

         WHEREAS, the Borrower, the Lenders and Commerzbank, as letter of credit fronting bank, agent and arranger, are parties to that certain Reimbursement Agreement dated as of May 1, 2000 (the "Reimbursement Agreement"), pursuant to which the Fronting Bank and the Lenders made certain financial accommodations available to the Borrower;

         WHEREAS, the Borrower has requested that the Fronting Bank, the Agent and the Lenders amend the Reimbursement Agreement in certain respects; and

         WHEREAS, the Fronting Bank, the Agent and the Lenders are willing to so amend the Reimbursement Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

         Section 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this First Amendment have the meanings provided in the Reimbursement Agreement.

         Section 2. Amendments to Reimbursement Agreement. Effective on (and subject to the occurrence of) the Effective Date, the Reimbursement Agreement is hereby amended in accordance with this Section 2. Except as so amended, the Reimbursement Agreement shall continue in full force and effect.

         (a) Section 1.01 of the Reimbursement Agreement is amended by inserting in the proper alphabetical order the following new defined terms:

                  "FIRST AMENDMENT" shall mean the First Amendment to Reimbursement Agreement dated as of November 9, 2001 among the Borrower, the Lenders party thereto, the Fronting Bank and the Agent.

                  "FIRST AMENDMENT EFFECTIVE DATE" shall mean the "Effective Date" of the First Amendment (as defined in the First Amendment).

         (b)      Section 5.03 of the Reimbursement Agreement is amended by:

                  (i) inserting the following at the end of clause (a) thereof: ", provided that any calculation of "Current Debt" under this clause (a) shall not include up to $625,000,000 of secured debt obligations of the Borrower or any Subsidiary incurred and outstanding after the date hereof that would otherwise constitute "Current Debt""; and

                  (ii) deleting "150%" in clause (c) thereof and substituting in lieu thereof "175%".

         (c)      Section 5.04 of the Reimbursement Agreement is amended by:

                  (i) deleting "$3,000,000,000" in subclause (i)(a) thereof and substituting in lieu thereof "$5,350,000,000 plus the aggregate amount (not to exceed $150,000,000) of any Class D enhanced equipment trust certificates issued by the Borrower after the First Amendment Effective Date that are secured by only those aircraft that also secure other classes of enhanced equipment trust certificates"; and

                  (ii) inserting at the end of subclause (i)(b) thereof "and marked thereon with an asterisk".

         (d) Section 5.10 of the Reimbursement Agreement is amended to read in its entirety as follows:

                  Section 5.10. Security. In the event the Borrower secures by mortgage, pledge, encumbrance, lien or other charge (a) any debt other than as permitted by Section 5.04 hereof or (b) the debt under the Credit Agreement dated as of May 2, 1997, as heretofore amended (the "BANK OF AMERICA FACILITY"), among the Borrower, the financial institutions party thereto and Bank of America, N.A., as agent bank (or any syndicated revolving credit facility that replaces the Bank of America Facility), then the Borrower shall equally and ratably secure (together with any other indebtedness required to be so secured) the indebtedness incurred hereunder.

         Section 3. Representations and Warranties. The Borrower hereby represents and warrants that each of the representations and warranties of the Borrower contained in the Reimbursement Agreement are true and accurate in all material respects as of the date hereof except for (i) any representations and warranties that expressly relate solely to an earlier date, which representations and warranties were true and accurate in all material respects on and as of such earlier date, (ii) the representations and warranties contained in Sections 4.07 of the Reimbursement Agreement, which representations and warranties were true and accurate in all material respects on and as of May 1, 2000, and (iii) (x) the changes in the business, financial condition or results of operation of the Borrower and its Subsidiaries that have resulted directly or indirectly from the terrorist attacks that occurred on September 11, 2001 and related matters and (y) changes disclosed by the Borrower in a report on Form 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, prior to the date of this First Amendment, in each case insofar as such changes affect the representation and warranty contained in the last sentence of Section 4.04 of the Reimbursement Agreement. The Borrower further represents and warrants to the Fronting Bank, the Agent and each of the Lenders that (i) it has the requisite corporate power and authority to execute, deliver and perform this First Amendment, (ii) this First Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms and (iii) the execution, delivery and performance by the Borrower of this First Amendment (A) have been duly authorized by all necessary corporate action and do not require any consent or approval, authorization, permit or license from any federal, state or other regulatory authority which has not been obtained, or violate any law, regulation, order, judgement, decree or determination having applicability to the Borrower or its organizational documents, or result in a breach of, or constitute a default under any existing indenture or credit agreement or any other agreement or instrument to which the Borrower is a party or by which its properties may be bound or affected, except where the failure to have such consent or approval or such violation, breach of default could not reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, and (B) will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Borrower or of any agreement or instrument to which the Borrower is now a party, which breach would have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

         Section 4. Amendment of Schedule 4.07. Schedule 4.07 of the Reimbursement Agreement, describing the "Funded Debt; Secured Obligations" of the Borrower, is amended in its entirety to conform to Schedule 4.07 attached to this First Amendment. The Borrower represents and warrants to the Fronting Bank, the Agent and each of the Lenders that the Borrower does not have outstanding any Funded Debt except as set forth on Schedule 4.07 to this First Amendment, and there exists no default under the provisions of any instrument evidencing such indebtedness or agreement relating thereto.

         Section 5. Effective Date. This First Amendment shall be and become effective on the date (the "Effective Date") on or prior to November 30, 2001 upon which (i) all of the conditions set forth in this Section 5 shall have been satisfied and (ii) the Agent, the Fronting Bank, the Majority Lenders and the Borrower shall have duly executed counterparts of this First Amendment and provided original copies thereof to the Agent.

         (a) Closing Certificate. The Agent shall have received an Officer's Certificate, in form reasonably satisfactory to the Agent, certifying that (i) before and after giving effect to this First Amendment, no Default or Event of Default exists or will be in existence and (ii) the representations and warranties of the Borrower contained in this First Amendment are true and accurate in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date.

         (b) Amendments to Other Facilities. (i) The Borrower shall have entered into amendments effecting changes substantially similar to those effected in Section 2 hereof with respect to the comparable provisions of (A) the Credit Agreement dated as of May 2, 1997, as heretofore amended, among the Borrower, the financial institutions party thereto and Bank of America, N.A., as agent bank (such amendment, the "BANK OF AMERICA AMENDMENT"), and (B) the Credit Agreement dated as of May 19, 2000, as heretofore amended, among the Borrower, the financial institutions parties thereto and Bayerische Hypo-und Vereinsbank AG, New York Branch, as letter of credit bank and agent; (ii) the Bank of America Amendment shall have become effective; and (iii) the Borrower shall have terminated the commitments under (and repaid in full, together with any accrued interest, all loans under) the Credit Agreement dated as of April 6, 2001 among the Borrower, the banks parties thereto and Citicorp North America, Inc., as Administrative Agent.

         (c) Legal Opinion. The Borrower shall have delivered to the Agent a legal opinion of counsel to the Borrower, in form and content reasonably satisfactory to the Agent, opining that this First Amendment has been duly authorized, executed and delivered by the Borrower and is a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         (d) Business Plan. The Borrower shall have provided to the Fronting Bank, the Agent and the Lenders its updated business plan, including pro forma financial statements and projections, for the fourth quarter of fiscal year 2001 and fiscal year 2002, including without limitation projected balance sheets, income statements and statements of cash flow for the fourth quarter of fiscal year 2001 and fiscal year 2002 on a quarterly basis, such materials being in substantially the same form and content as the business plan and cash flow projections most recently presented by the officers of the Borrower to the Board of Directors of the Borrower, or any subcommittee thereof.

         (e) Amendment Fee. The Agent shall have received from the Borrower, for the account of each Lender (a "Consenting Lender") that has evidenced its agreement hereto as provided in clause (ii) of Section 5 by 5:00 p.m. (Atlanta, Georgia time) on the later of (i) November 9, 2001 and (ii) the date on which the Agent issues a notice to the Lenders stating that the condition set forth in clause (ii) of Section 5 has been satisfied, an amendment fee in the amount equal to 15 basis points (0.15%) on the aggregate amount of such Consenting Lender's Commitment.

         (f) Termination Date. Notwithstanding the terms of this Section 5, in the event that the Borrower shall fail to comply with each of the conditions to effectiveness set forth in this Section 5 on or before November 30, 2001, this First Amendment shall not become effective and each of the signatures submitted by the Agent, the Fronting Bank and the Majority Lenders to the Agent shall be released.

         Section 6.        Miscellaneous.

         (a) References to Reimbursement Agreement. Each reference to the Reimbursement Agreement in the Reimbursement Agreement or any of the other instruments, agreements, certificates or other documents executed in connection therewith, shall be deemed to be a reference to the Reimbursement Agreement, as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with Section 9.08 thereof.

         (b) Expenses of Agent. The Borrower agrees to pay, on demand, all reasonable fees, costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this First Amendment and any other Financing Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

         (c) Benefits. This First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         (d) Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS

OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

         (e) Effect. Except as expressly herein amended, the terms and conditions of the Reimbursement Agreement shall remain in full force and effect without amendment or modification, express or implied. The entering into this First Amendment by the Lenders shall not be construed or interpreted as an agreement by the Lenders to enter into any future amendment or modification of the Reimbursement Agreement or any of the other Financing Documents.

         (f) Counterparts; Telecopied Signatures. This First Amendment may be executed in any number of counterparts and by different parties to this First Amendment on separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. Any signature delivered or transmitted by a party by facsimile transmission shall be deemed to be an original signature hereto.

         (g) Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

         (h) Section Titles. Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

         (i) Release of Claims. To induce the Agent, the Fronting Bank and the Lenders to enter into this First Amendment, the Borrower hereby releases, acquits and forever discharges the Agent, the Fronting Bank and the Lenders, and all officers, directors, agents, employees, successors and assigns of the Agent, the Fronting Bank and the Lenders, from any and all liabilities, claims, demands, actions or causes of actions of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that the Borrower now has or ever had against such Persons arising under or in connection with, directly or indirectly, any of the Financing Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Reimbursement Agreement to be executed under duly authorized officers as of the date above written.


                                    DELTA AIR LINES, INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    COMMERZBANK, A.G., New York
                                    Branch, as Fronting Bank, as Agent and as a Lender


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    BANCA NAZIONALE DEL LAVORO
                                    S.p.A., New York Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    BAYERISCHE LANDESBANK
                                    GIROZENTRALE, Cayman Island Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------

                                    CITIBANK, N.A.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    CREDIT INDUSTRIEL ET
                                    COMMERCIAL


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    THE DAI-ICHI KANGYO BANK, LTD.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    SUNTRUST BANK


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    THE SANWA BANK, LIMITED


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------

                                    WACHOVIA BANK, N.A..


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, New York Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    BAYERISCHE HYPO-UND
                                    VEREINSBANK A.G., New York Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    DG BANK DEUTSCHE
                                    GENOSSENSCHAFTSBANK AG,
                                    Cayman Islands Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------

                                    NATEXIS BANQUE POPULAIRES


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------



                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    NORDDEUTSCHE LANDESBANK
                                    GIROZENTRALE, New York Branch
                                    and/or Cayman Islands Branch


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    THE SUMITOMO MITSUI BANKING
                                    CORP.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    LANDESBANK SCHLESWIG-
                                    HOLSTEIN GIROZENTRALE


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title
                                         --------------------------------------